exhibit 99.3

ITEM 8.        FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders and Board of Trustees

Vornado Realty Trust

New York, New York

We have audited the accompanying consolidated balance sheets of Vornado Realty Trust (the “Company”) as of December 31, 2014 and 2013, and the related consolidated statements of income, comprehensive income, changes in equity, and cash flows for each of the three years in the period ended December 31, 2014. Our audits also included the financial statement schedules listed in the Index at Item 15 (not presented herein). These financial statements and financial statement schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements and financial statement schedules based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Vornado Realty Trust at December 31, 2014 and 2013, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2014, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company’s internal control over financial reporting as of December 31, 2014, based on the criteria established in Internal Control— Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated February 17, 2015 (not presented herein) expressed an unqualified opinion on the Company’s internal control over financial reporting.

/s/ DELOITTE & TOUCHE LLP

Parsippany, New Jersey

February 17, 2015 (May 19, 2015, as it relates to the retrospective adjustments from the effects of reporting discontinued operations and the reclassification of signage income as discussed in Note 2 to the consolidated financial statements and the effects of the change in reportable segments discussed in Note 25 to the consolidated financial statements)

VORNADO REALTY TRUST
CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share and per share amounts)	December 31,	December 31,
ASSETS	2014	2013
Real estate, at cost:
Land	$3,861,913	$3,644,181
Buildings and improvements	11,705,749	10,601,162
Development costs and construction in progress	1,128,037	1,019,337
Leasehold improvements and equipment	126,659	128,288
Total	16,822,358	15,392,968
Less accumulated depreciation and amortization	(3,161,633)	(2,829,862)
Real estate, net	13,660,725	12,563,106
Cash and cash equivalents	1,198,477	583,290
Restricted cash	176,204	251,208
Marketable securities	206,323	191,917
Tenant and other receivables, net of allowance for doubtful accounts of $12,210 and $14,519	109,998	108,194
Investments in partially owned entities	1,246,496	1,166,443
Investment in Toys "R" Us	-	83,224
Real Estate Fund investments	513,973	667,710
Receivable arising from the straight-lining of rents, net of allowance of $3,188 and $4,355	787,271	707,200
Deferred leasing and financing costs, net of accumulated amortization of $281,109 and $242,068	475,158	375,567
Identified intangible assets, net of accumulated amortization of $199,821 and $252,121	225,155	253,082
Assets related to discontinued operations	2,238,474	2,636,080
Other assets	410,066	510,203
	$21,248,320	$20,097,224

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Mortgages payable	$8,263,165	$7,131,231
Senior unsecured notes	1,347,159	1,350,855
Revolving credit facility debt	-	295,870
Accounts payable and accrued expenses	447,745	373,857
Deferred revenue	358,613	359,430
Deferred compensation plan	117,284	116,515
Liabilities related to discontinued operations	1,511,362	1,441,853
Other liabilities	375,830	429,249
Total liabilities	12,421,158	11,498,860
Commitments and contingencies
Redeemable noncontrolling interests:
Class A units - 11,356,550 and 11,292,038 units outstanding	1,336,780	1,002,620
Series D cumulative redeemable preferred units - 1 unit outstanding	1,000	1,000
Total redeemable noncontrolling interests	1,337,780	1,003,620
Vornado shareholders' equity:
Preferred shares of beneficial interest: no par value per share; authorized 110,000,000
shares; issued and outstanding 52,678,939 and 52,682,807 shares	1,277,026	1,277,225
Common shares of beneficial interest: $.04 par value per share; authorized
250,000,000 shares; issued and outstanding 187,887,498 and 187,284,688 shares	7,493	7,469
Additional capital	6,873,025	7,143,840
Earnings less than distributions	(1,505,385)	(1,734,839)
Accumulated other comprehensive income	93,267	71,537
Total Vornado shareholders' equity	6,745,426	6,765,232
Noncontrolling interests in consolidated subsidiaries	743,956	829,512
Total equity	7,489,382	7,594,744
	$21,248,320	$20,097,224

See notes to the consolidated financial statements.

VORNADO REALTY TRUST

CONSOLIDATED STATEMENTS OF INCOME

	Year Ended December 31,
	2014	2013	2012
(Amounts in thousands, except per share amounts)
REVENUES:
Property rentals	$1,911,487	$1,880,405	$1,771,264
Tenant expense reimbursements	245,819	226,831	207,149
Cleveland Medical Mart development project	-	36,369	235,234
Fee and other income	155,206	155,571	119,077
Total revenues	2,312,512	2,299,176	2,332,724
EXPENSES:
Operating	953,611	928,565	891,637
Depreciation and amortization	481,303	461,627	435,545
General and administrative	169,270	177,366	167,194
Cleveland Medical Mart development project	-	32,210	226,619
Acquisition and transaction related costs, and impairment losses	18,435	24,857	17,386
Total expenses	1,622,619	1,624,625	1,738,381
Operating income	689,893	674,551	594,343
Income from Real Estate Fund	163,034	102,898	63,936
(Loss) income applicable to Toys "R" Us	(73,556)	(362,377)	14,859
Income from partially owned entities	15,425	23,592	408,267
Interest and debt expense	(412,755)	(425,782)	(431,235)
Interest and other investment income (loss), net	38,752	(24,887)	(261,200)
Net gain on disposition of wholly owned and partially owned assets	13,568	2,030	4,856
Income (loss) before income taxes	434,361	(9,975)	393,826
Income tax (expense) benefit	(9,281)	8,717	(8,132)
Income (loss) from continuing operations	425,080	(1,258)	385,694
Income from discontinued operations	583,946	565,998	308,847
Net income	1,009,026	564,740	694,541
Less net income attributable to noncontrolling interests in:
Consolidated subsidiaries	(96,561)	(63,952)	(32,018)
Operating Partnership	(47,563)	(23,659)	(35,327)
Preferred unit distributions of the Operating Partnership	(50)	(1,158)	(9,936)
Net income attributable to Vornado	864,852	475,971	617,260
Preferred share dividends	(81,464)	(82,807)	(76,937)
Preferred unit and share redemptions	-	(1,130)	8,948
NET INCOME attributable to common shareholders	$783,388	$392,034	$549,271

INCOME (LOSS) PER COMMON SHARE - BASIC:
Income (loss) from continuing operations, net	$1.24	$(0.74)	$1.38
Income from discontinued operations, net	2.94	2.84	1.57
Net income per common share	$4.18	$2.10	$2.95
Weighted average shares outstanding	187,572	186,941	185,810

INCOME (LOSS) PER COMMON SHARE - DILUTED:
Income (loss) from continuing operations, net	$1.23	$(0.74)	$1.38
Income from discontinued operations, net	2.92	2.83	1.56
Net income per common share	$4.15	$2.09	$2.94
Weighted average shares outstanding	188,690	187,709	186,530

See notes to consolidated financial statements.

VORNADO REALTY TRUST

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Year Ended December 31,
(Amounts in thousands)	2014	2013	2012

Net income	$1,009,026	$564,740	$694,541
Other comprehensive income (loss):
Change in unrealized net gain (loss) on securities available-for-sale	14,465	142,281	(283,649)
Amounts reclassified from accumulated other comprehensive income:
Non-cash impairment loss on J.C. Penney common shares	-	-	224,937
Sale of available-for-sale securities	-	(42,404)	(3,582)
Pro rata share of other comprehensive income (loss) of
nonconsolidated subsidiaries	2,509	(22,814)	(31,758)
Change in value of interest rate swap	6,079	18,183	(5,659)
Other	-	533	329
Comprehensive income	1,032,079	660,519	595,159
Less comprehensive income attributable to noncontrolling interests	(145,497)	(94,065)	(70,574)
Comprehensive income attributable to Vornado	$886,582	$566,454	$524,585

See notes to consolidated financial statements.

VORNADO REALTY TRUST

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

							Accumulated
(Amounts in thousands)						Earnings	Other	Non-
	Preferred Shares		Common Shares		Additional	Less Than	Comprehensive	controlling	Total
	Shares	Amount	Shares	Amount	Capital	Distributions	Income (Loss)	Interests	Equity
Balance, December 31, 2013	52,683	$1,277,225	187,285	$7,469	$7,143,840	$(1,734,839)	$71,537	$829,512	$7,594,744
Net income attributable to Vornado	-	-	-	-	-	864,852	-	-	864,852
Net income attributable to
noncontrolling interests in
consolidated subsidiaries	-	-	-	-	-	-	-	96,561	96,561
Dividends on common shares	-	-	-	-	-	(547,831)	-	-	(547,831)
Dividends on preferred shares	-	-	-	-	-	(81,464)	-	-	(81,464)
Common shares issued:
Upon redemption of Class A
units, at redemption value	-	-	271	11	27,262	-	-	-	27,273
Under Omnibus share plan	-	-	304	12	17,428	(3,393)	-	-	14,047
Under dividend reinvestment plan	-	-	17	1	1,803	-	-	-	1,804
Contributions:
Real Estate Fund	-	-	-	-	-	-	-	5,297	5,297
Other	-	-	-	-	-	-	-	32,998	32,998
Distributions:
Real Estate Fund	-	-	-	-	-	-	-	(182,964)	(182,964)
Other	-	-	-	-	-	-	-	(4,463)	(4,463)
Transfer of noncontrolling interest
in Real Estate Fund	-	-	-	-	-	-	-	(33,028)	(33,028)
Conversion of Series A preferred
shares to common shares	(4)	(193)	5	-	193	-	-	-	-
Deferred compensation shares
and options	-	-	5	-	5,852	(340)	-	-	5,512
Change in unrealized net gain
on securities available-for-sale	-	-	-	-	-	-	14,465	-	14,465
Pro rata share of other
comprehensive income of
nonconsolidated subsidiaries	-	-	-	-	-	-	2,509	-	2,509
Change in value of interest rate swap	-	-	-	-	-	-	6,079	-	6,079
Adjustments to carry redeemable
Class A units at redemption value	-	-	-	-	(315,276)	-	-	-	(315,276)
Redeemable noncontrolling interests'
share of above adjustments	-	-	-	-	-	-	(1,323)	-	(1,323)
Other	-	(6)	-	-	(8,077)	(2,370)	-	43	(10,410)
Balance, December 31, 2014	52,679	$1,277,026	187,887	$7,493	$6,873,025	$(1,505,385)	$93,267	$743,956	$7,489,382

See notes to consolidated financial statements.

VORNADO REALTY TRUST

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY - CONTINUED

							Accumulated
(Amounts in thousands)						Earnings	Other	Non-
	Preferred Shares		Common Shares		Additional	Less Than	Comprehensive	controlling	Total
	Shares	Amount	Shares	Amount	Capital	Distributions	Income (Loss)	Interests	Equity
Balance, December 31, 2012	51,185	$1,240,278	186,735	$7,440	$7,195,438	$(1,573,275)	$(18,946)	$1,053,209	$7,904,144
Net income attributable to Vornado	-	-	-	-	-	475,971	-	-	475,971
Net income attributable to
noncontrolling interests in
consolidated subsidiaries	-	-	-	-	-	-	-	63,952	63,952
Dividends on common shares	-	-	-	-	-	(545,913)	-	-	(545,913)
Dividends on preferred shares	-	-	-	-	-	(82,807)	-	-	(82,807)
Issuance of Series L preferred shares	12,000	290,306	-	-	-	-	-	-	290,306
Redemption of Series F and Series H
preferred shares	(10,500)	(253,269)	-	-	-	-	-	-	(253,269)
Common shares issued:
Upon redemption of Class A
units, at redemption value	-	-	299	12	25,305	-	-	-	25,317
Under Omnibus share plan	-	-	104	23	5,892	(107)	-	-	5,808
Under dividend reinvestment plan	-	-	22	1	1,850	-	-	-	1,851
Upon acquisition of real estate	-	-	128	5	11,456	-	-	-	11,461
Contributions:
Real Estate Fund	-	-	-	-	-	-	-	28,078	28,078
Other	-	-	-	-	-	-	-	15,886	15,886
Distributions:
Real Estate Fund	-	-	-	-	-	-	-	(47,268)	(47,268)
Other	-	-	-	-	-	-	-	(133,153)	(133,153)
Conversion of Series A preferred
shares to common shares	(2)	(90)	3	-	90	-	-	-	-
Deferred compensation shares
and options	-	-	(6)	(12)	9,589	(307)	-	-	9,270
Change in unrealized net gain
on securities available-for-sale	-	-	-	-	-	-	142,281	-	142,281
Amounts reclassified related to sale
of available-for-sale securities	-	-	-	-	-	-	(42,404)		(42,404)
Pro rata share of other
comprehensive loss of
nonconsolidated subsidiaries	-	-	-	-	-	-	(22,814)	-	(22,814)
Change in value of interest rate swap	-	-	-	-	-	-	18,183	-	18,183
Adjustments to carry redeemable
Class A units at redemption value	-	-	-	-	(108,252)	-	-	-	(108,252)
Redeemable noncontrolling interests'
share of above adjustments	-	-	-	-	-	-	(5,296)	-	(5,296)
Preferred unit and share
redemptions	-	-	-	-	-	(1,130)	-	-	(1,130)
Deconsolidation of partially
owned entity	-	-	-	-	-	-	-	(165,427)	(165,427)
Consolidation of partially
owned entity	-	-	-	-	-	-	-	16,799	16,799
Other	-	-	-	-	2,472	(7,271)	533	(2,564)	(6,830)
Balance, December 31, 2013	52,683	$1,277,225	187,285	$7,469	$7,143,840	$(1,734,839)	$71,537	$829,512	$7,594,744

See notes to consolidated financial statements.

VORNADO REALTY TRUST

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY - CONTINUED

							Accumulated
(Amounts in thousands)						Earnings	Other	Non-
	Preferred Shares		Common Shares		Additional	Less Than	Comprehensive	controlling	Total
	Shares	Amount	Shares	Amount	Capital	Distributions	Income (Loss)	Interests	Equity
Balance, December 31, 2011	42,187	$1,021,660	185,080	$7,373	$7,127,258	$(1,401,704)	$73,729	$680,131	$7,508,447
Net income attributable to Vornado	-	-	-	-	-	617,260	-	-	617,260
Net income attributable to
noncontrolling interests in
consolidated subsidiaries	-	-	-	-	-	-	-	32,018	32,018
Dividends on common shares	-	-	-	-	-	(699,318)	-	-	(699,318)
Dividends on preferred shares	-	-	-	-	-	(76,937)	-	-	(76,937)
Issuance of Series K preferred shares	12,000	290,971	-	-	-	-	-	-	290,971
Redemption of Series E preferred
shares	(3,000)	(72,248)	-	-	-	-	-	-	(72,248)
Common shares issued:
Upon redemption of Class A
units, at redemption value	-	-	1,121	45	89,717	-	-	-	89,762
Under Omnibus share plan	-	-	434	18	9,521	(16,389)	-	-	(6,850)
Under dividend reinvestment plan	-	-	29	1	2,306	-	-	-	2,307
Upon acquisition of real estate	-	-	64	3	5,121	-	-	-	5,124
Contributions:
Real Estate Fund	-	-	-	-	-	-	-	195,029	195,029
Other	-	-	-	-	-	-	-	18,103	18,103
Distributions:
Real Estate Fund	-	-	-	-	-	-	-	(48,138)	(48,138)
Other	-	-	-	-	-	-	-	(59)	(59)
Conversion of Series A preferred
shares to common shares	(2)	(105)	3	-	105	-	-	-	-
Deferred compensation shares
and options	-	-	4	-	13,527	(473)	-	-	13,054
Change in unrealized net loss
on securities available-for-sale	-	-	-	-	-	-	(283,649)	-	(283,649)
Non-cash impairment loss on
J.C. Penney common shares	-	-	-	-	-	-	224,937	-	224,937
Amounts reclassified related to sale
of available-for-sale securities	-	-	-	-	-	-	(3,582)	-	(3,582)
Pro rata share of other
comprehensive loss of
nonconsolidated subsidiaries	-	-	-	-	-	-	(31,758)	-	(31,758)
Change in value of interest rate swap	-	-	-	-	-	-	(5,659)	-	(5,659)
Adjustments to carry redeemable
Class A units at redemption value	-	-	-	-	(52,117)	-	-	-	(52,117)
Redeemable noncontrolling interests'
share of above adjustments	-	-	-	-	-	-	6,707	-	6,707
Preferred unit and share
redemptions	-	-	-	-	-	8,948	-	-	8,948
Consolidation of partially owned
entity	-	-	-	-	-	-	-	176,132	176,132
Other	-	-	-	-	-	(4,662)	329	(7)	(4,340)
Balance, December 31, 2012	51,185	$1,240,278	186,735	$7,440	$7,195,438	$(1,573,275)	$(18,946)	$1,053,209	$7,904,144

See notes to consolidated financial statements.

VORNADO REALTY TRUST

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2014	2013	2012
(Amounts in thousands)
Cash Flows from Operating Activities:
Net income	$1,009,026	$564,740	$694,541
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including amortization of deferred financing costs)	583,408	561,998	557,888
Net gains on sale of real estate	(507,192)	(414,502)	(245,799)
Return of capital from Real Estate Fund investments	215,676	56,664	63,762
Net realized and unrealized gains on Real Estate Fund investments	(150,139)	(85,771)	(55,361)
Distributions of income from partially owned entities	96,286	54,030	226,172
Straight-lining of rental income	(82,800)	(69,391)	(69,648)
Equity in net loss (income) of partially owned entities, including Toys “R” Us	58,131	338,785	(423,126)
Amortization of below-market leases, net	(46,786)	(52,876)	(54,359)
Other non-cash adjustments	37,303	41,663	52,082
Impairment losses and tenant buy-outs	26,518	37,170	133,977
Net gain on disposition of wholly owned and partially owned assets	(13,568)	(3,407)	(13,347)
Defeasance cost in connection with the refinancing of mortgage notes payable	5,589	-	-
Losses from the disposition of investment in J.C. Penney	-	72,974	300,752
Gain on sale of Canadian Trade Shows	-	-	(31,105)
Changes in operating assets and liabilities:
Real Estate Fund investments	(3,392)	(37,817)	(262,537)
Tenant and other receivables, net	(8,282)	83,897	(23,271)
Prepaid assets	(8,786)	(2,207)	(10,549)
Other assets	(123,435)	(50,856)	(46,573)
Accounts payable and accrued expenses	44,628	(41,729)	21,595
Other liabilities	3,125	(12,576)	9,955
Net cash provided by operating activities	1,135,310	1,040,789	825,049

Cash Flows from Investing Activities:
Development costs and construction in progress	(544,187)	(469,417)	(156,873)
Additions to real estate	(279,206)	(260,343)	(205,652)
Proceeds from sales of real estate and related investments	388,776	1,027,608	445,683
Acquisitions of real estate and other	(211,354)	(193,417)	(673,684)
Investments in partially owned entities	(120,639)	(230,300)	(134,994)
Restricted cash	99,464	(26,892)	(75,138)
Proceeds from sales and repayments of mortgage and mezzanine loans
receivable and other	96,913	50,569	38,483
Investments in mortgage and mezzanine loans receivable and other	(30,175)	(390)	(94,094)
Distributions of capital from partially owned entities	25,943	290,404	144,502
Proceeds from sales of, and return of investment in, marketable securities	-	378,709	60,258
Proceeds from the sale of LNR	-	240,474	-
Funding of J.C. Penney derivative collateral; and settlement of derivative in 2013	-	(186,079)	(191,330)
Return of J.C. Penney derivative collateral	-	101,150	134,950
Proceeds from the sale of Canadian Trade Shows	-	-	52,504
Proceeds from the repayment of loan to officer	-	-	13,123
Net cash (used in) provided by investing activities	(574,465)	722,076	(642,262)

See notes to consolidated financial statements.

VORNADO REALTY TRUST

CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED

	Year Ended December 31,
	2014	2013	2012
(Amounts in thousands)
Cash Flows from Financing Activities:
Proceeds from borrowings	$2,428,285	$2,262,245	$3,593,000
Repayments of borrowings	(1,312,258)	(3,580,100)	(2,747,694)
Dividends paid on common shares	(547,831)	(545,913)	(699,318)
Distributions to noncontrolling interests	(220,895)	(215,247)	(104,448)
Purchase of marketable securities in connection with the defeasance of mortgage
notes payable	(198,884)	-	-
Dividends paid on preferred shares	(81,468)	(83,188)	(73,976)
Debt issuance and other costs	(58,336)	(19,883)	(39,073)
Contributions from noncontrolling interests	30,295	43,964	213,132
Proceeds received from exercise of employee share options	19,245	7,765	11,853
Repurchase of shares related to stock compensation agreements and related
tax withholdings	(3,811)	(443)	(30,168)
Purchases of outstanding preferred units and shares	-	(299,400)	(243,300)
Proceeds from the issuance of preferred shares	-	290,306	290,971
Net cash provided by (used in) financing activities	54,342	(2,139,894)	170,979
Net increase (decrease) in cash and cash equivalents	615,187	(377,029)	353,766
Cash and cash equivalents at beginning of period	583,290	960,319	606,553
Cash and cash equivalents at end of period	$1,198,477	$583,290	$960,319

Supplemental Disclosure of Cash Flow Information:
Cash payments for interest (net of amounts capitalized of $53,139, $42,303 and $16,801)	$443,538	$465,260	$491,869
Cash payments for income taxes	$11,696	$9,023	$21,709

Non-Cash Investing and Financing Activities:
Like-kind exchange of real estate:
Acquisitions	$606,816	$66,076	$230,913
Dispositions	(630,352)	(128,767)	(230,913)
Adjustments to carry redeemable Class A units at redemption value	(315,276)	(108,252)	(52,117)
Marketable securities transferred in connection with the defeasance of mortgage
notes payable	198,884	-	-
Defeasance of mortgage notes payable	(193,406)	-	-
Write-off of fully depreciated assets	(121,673)	(77,106)	(177,367)
Accrued capital expenditures included in accounts payable and accrued expenses	100,528	72,042	80,350
Elimination of a mortgage and mezzanine loan asset and liability	59,375	-	-
Transfer of interest in Real Estate Fund to unconsolidated joint venture	(58,564)	-	-
Transfer of noncontrolling interest in Real Estate Fund	(33,028)	-	-
Beverly Connection seller financing	13,620	-	-
Financing assumed in acquisitions	-	79,253	-
Financing transferred in dispositions	-	-	(163,144)
L.A. Mart seller financing	-	-	35,000
Marriott Marquis Times Square - retail and signage capital lease:
Asset (included in development costs and construction in progress)	-	-	240,000
Liability (included in other liabilities)	-	-	(240,000)
Increase in assets and liabilities resulting from the consolidation of partially owned entities:
Real estate, net	-	-	342,919
Notes and mortgages payable	-	-	334,225
Decrease in assets and liabilities resulting from the deconsolidation of discontinued
operations and/or investments that were previously consolidated:
Real estate, net	-	(852,166)	-
Notes and mortgages payable	-	(322,903)	-

See notes to consolidated financial statements.

VORNADO REALTY TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.     Organization and Business

Vornado Realty Trust (“Vornado”) is a fully‑integrated real estate investment trust (“REIT”) and conducts its business through, and substantially all of its interests in properties are held by, Vornado Realty L.P., a Delaware limited partnership (the “Operating Partnership”).  Accordingly, Vornado’s cash flow and ability to pay dividends to its shareholders is dependent upon the cash flow of the Operating Partnership and the ability of its direct and indirect subsidiaries to first satisfy their obligations to creditors.  Vornado is the sole general partner of, and owned approximately 94.1% of the common limited partnership interest in the Operating Partnership at December 31, 2014.  All references to “we,” “us,” “our,” the “Company” and “Vornado” refer to Vornado Realty Trust and its consolidated subsidiaries, including the Operating Partnership.

On January 15, 2015, we completed the spin-off of substantially all of our retail segment comprised of 79 strip shopping centers, three malls, a warehouse park and $225 million of cash to Urban Edge Properties (“UE”) (NYSE: UE).  As part of this transaction, we received 5,712,000 UE operating partnership units (5.4% ownership interest).  We are providing transition services to UE for an initial period of up to two years, including information technology, human resources, tax and public reporting.  UE is providing us with leasing and property management services for (i) the Monmouth Mall, (ii) certain small retail properties which did not fit UE’s strategy that we plan to sell, and (iii) our affiliate, Alexander’s, Inc. (NYSE: ALX), Rego Park retail assets.  Steven Roth, our Chairman and Chief Executive Officer is a member of the Board of Trustees of UE.  The spin-off distribution was effected by Vornado distributing one UE common share for every two Vornado common shares.  The historical financial results of UE have been reflected in our consolidated financial statements as discontinued operations for all periods presented.

We currently own all or portions of:

New York:

•         20.1 million square feet of Manhattan office space in 31 properties;

•         2.5 million square feet of Manhattan street retail space in 56 properties;

•         Four residential properties containing 1,654 units;

•         The 1,700 room Hotel Pennsylvania located on Seventh Avenue at 33rd Street in the heart of the Penn Plaza district;

•         A 32.4% interest in Alexander’s, Inc. (NYSE: ALX), which owns six properties in the greater New York metropolitan area, including 731 Lexington Avenue, the 1.3 million square foot Bloomberg, L.P. headquarters building;

Washington, DC:

•         16.1 million square feet of office space in 59 properties;

•         Seven residential properties containing 2,414 units;

Other Real Estate and Related Investments:

•         The 3.6 million square foot Mart in Chicago;

•         A 70% controlling interest in 555 California Street, a three-building office complex in San Francisco’s financial district aggregating 1.8 million square feet, known as the Bank of America Center;

•         A 25.0% interest in Vornado Capital Partners, our real estate fund.  We are the general partner and investment manager of the fund;

•         A 32.6% interest in Toys “R” Us, Inc.; and

•         Other real estate and related investments.

VORNADO REALTY TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2.    Basis of Presentation and Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements include the accounts of Vornado and its consolidated subsidiaries, including the Operating Partnership. All inter-company amounts have been eliminated.  Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, which require us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

The Company reclassified $37,929,000, $32,866,000 and $20,892,000 related to signage revenue from “fee and other income” to “property rentals” for the years ended December 31, 2014, 2013 and 2012, respectively.

The Company reclassified the financial results for those retail assets that were placed into discontinued operations which primarily consisted of the 79 strip shopping centers, three malls, and a warehouse park which were spun off to UE on January 15, 2015 as  well as certain other retail assets not included in the UE spin off but were determined to be part of the strategic shift in the Company’s business under the adoption of ASU 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity, in the first quarter of 2015.

Recently Issued Accounting Literature

In April 2014, the Financial Accounting Standards Board (“FASB”) issued an update (“ASU 2014-08”) Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity to ASC Topic 205, Presentation of Financial Statements and ASC Topic 360, Property Plant and Equipment.  Under ASU 2014-08, only disposals that represent a strategic shift that has (or will have) a major effect on the entity’s results and operations would qualify as discontinued operations.  In addition, ASU 2014-08 expands the disclosure requirements for disposals that meet the definition of a discontinued operation and requires entities to disclose information about disposals of individually significant components that do not meet the definition of discontinued operations.  ASU 2014-08 is effective for interim and annual reporting periods in fiscal years that begin after December 15, 2014.  Upon adoption of this standard, individual properties sold in the ordinary course of business are not expected to qualify as discontinued operations.  The financial results of our strip shopping centers and malls, which were spun off to UE on January 15, 2015, will be treated as a discontinued operation in the first quarter of 2015.

In May 2014, the FASB issued an update ("ASU 2014-09") establishing ASC Topic 606, Revenue from Contracts with Customers.  ASU 2014-09 establishes a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most of the existing revenue recognition guidance.  ASU 2014-09 requires an entity to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services and also requires certain additional disclosures.  ASU 2014-09 is effective for interim and annual reporting periods in fiscal years that begin after December 15, 2016.  We are currently evaluating the impact of the adoption of ASU 2014-09 on our consolidated financial statements.

In June 2014, the FASB issued an update (“ASU 2014-12”) to ASC Topic 718, Compensation – Stock Compensation.  ASU 2014-12 requires an entity to treat performance targets that can be met after the requisite service period of a share based award has ended, as a performance condition that affects vesting.  ASU 2014-12 is effective for interim and annual reporting periods in fiscal years that begin after December 15, 2015.  We are currently evaluating the impact of the adoption of ASU 2014-12 on our consolidated financial statements.

VORNADO REALTY TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2.    Basis of Presentation and Significant Accounting Policies - continued

Significant Accounting Policies

Real Estate:  Real estate is carried at cost, net of accumulated depreciation and amortization. Betterments, major renewals and certain costs directly related to the improvement and leasing of real estate are capitalized. Maintenance and repairs are expensed as incurred. For redevelopment of existing operating properties, the net book value of the existing property under redevelopment plus the cost for the construction and improvements incurred in connection with the redevelopment are capitalized to the extent the capitalized costs of the property do not exceed the estimated fair value of the redeveloped property when complete. If the cost of the redeveloped property, including the net book value of the existing property, exceeds the estimated fair value of redeveloped property, the excess is charged to expense. Depreciation is recognized on a straight-line basis over estimated useful lives which range from 7 to 40 years. Tenant allowances are amortized on a straight-line basis over the lives of the related leases, which approximate the useful lives of the assets. Additions to real estate include interest and debt expense capitalized during construction of $62,786,000 and $42,303,000 for the years ended December 31, 2014 and 2013, respectively.

Upon the acquisition of real estate, we assess the fair value of acquired assets (including land, buildings and improvements, identified intangibles, such as acquired above and below-market leases, acquired in-place leases and tenant relationships) and acquired liabilities and we allocate the purchase price based on these assessments. We assess fair value based on estimated cash flow projections that utilize appropriate discount and capitalization rates and available market information.  Estimates of future cash flows are based on a number of factors including historical operating results, known trends, and market/economic conditions.  We record acquired intangible assets (including acquired above-market leases, acquired in-place leases and tenant relationships) and acquired intangible liabilities (including below–market leases) at their estimated fair value separate and apart from goodwill. We amortize identified intangibles that have finite lives over the period they are expected to contribute directly or indirectly to the future cash flows of the property or business acquired.

Our properties, including any related intangible assets, are individually reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment exists when the carrying amount of an asset exceeds the aggregate projected future cash flows over the anticipated holding period on an undiscounted basis.  An impairment loss is measured based on the excess of the property’s carrying amount over its estimated fair value.  Impairment analyses are based on our current plans, intended holding periods and available market information at the time the analyses are prepared.  If our estimates of the projected future cash flows, anticipated holding periods, or market conditions change, our evaluation of impairment losses may be different and such differences could be material to our consolidated financial statements.  The evaluation of anticipated cash flows is subjective and is based, in part, on assumptions regarding future occupancy, rental rates and capital requirements that could differ materially from actual results.  Plans to hold properties over longer periods decrease the likelihood of recording impairment losses.

The table below summarizes impairment losses and acquisition related costs in the years ended December 31, 2014, 2013 and 2012.

(Amounts in thousands)	For the Year Ended December 31,
	2014	2013		2012
Impairment losses	$-	$-		$6,138
Acquisition related costs	18,435	24,857	(1)	11,248
	$18,435	$24,857		$17,386

(1)	Includes a $10,949 prepayment penalty in connection with the repayment of the mortgage loan upon the acquisition of 655 Fifth Avenue.

VORNADO REALTY TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2.    Basis of Presentation and Significant Accounting Policies – continued

Partially Owned Entities:  We consolidate entities in which we have a controlling financial interest.  In determining whether we have a controlling financial interest in a partially owned entity and the requirement to consolidate the accounts of that entity, we consider factors such as ownership interest, board representation, management representation, authority to make decisions, and contractual and substantive participating rights of the partners/members as well as whether the entity is a variable interest entity (“VIE”) and we are the primary beneficiary.  We are deemed to be the primary beneficiary of a VIE when we have (i) the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance and (ii) the obligation to absorb losses or receive benefits that could potentially be significant to the VIE. We generally do not control a partially owned entity if the entity is not considered a VIE and the approval of all of the partners/members is contractually required with respect to major decisions, such as operating and capital budgets, the sale, exchange or other disposition of real property, the hiring of a chief executive officer, the commencement, compromise or settlement of any lawsuit, legal proceeding or arbitration or the placement of new or additional financing secured by assets of the venture.  We account for investments under the equity method when the requirements for consolidation are not met, and we have significant influence over the operations of the investee. Equity method investments are initially recorded at cost and subsequently adjusted for our share of net income or loss and cash contributions and distributions each period. Investments that do not qualify for consolidation or equity method accounting are accounted for on the cost method.

Investments in partially owned entities are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is measured based on the excess of the carrying amount of an investment over its estimated fair value.  Impairment analyses are based on current plans, intended holding periods and available information at the time the analyses are prepared.  In the years ended December 31, 2014, 2013 and 2012, we recognized non-cash impairment losses on investments in partially owned entities, aggregating $85,459,000, $281,098,000 and $44,936,000, respectively.  Included in these amounts are $75,196,000, $240,757,000 and $40,000,000 of impairment losses related to our investment in Toys in 2014, 2013 and 2012, respectively.

Mortgage and Mezzanine Loans Receivable: We invest in mortgage and mezzanine loans of entities that have significant real estate assets.  These investments are either secured by the real property or by pledges of the equity interests of the entities owning the underlying real estate.  We record these investments at the stated principal amount net of any unamortized discount or premium. We accrete or amortize any discount or premium over the life of the related receivable utilizing the effective interest method or straight-line method, if the result is not materially different.  We evaluate the collectibility of both interest and principal of each of our loans whenever events or changes in circumstances indicate such amounts may not be recoverable. A loan is impaired when it is probable that we will be unable to collect all amounts due according to the existing contractual terms. When a loan is impaired, the amount of the loss accrual is calculated by comparing the carrying amount of the investment to the present value of expected future cash flows discounted at the loan’s effective interest rate, or as a practical expedient, to the value of the collateral if the loan is collateral dependent.  Interest on impaired loans is recognized when received in cash.  Mortgage and mezzanine loans receivable are included in “other assets” on our consolidated balance sheets.

Cash and Cash Equivalents:  Cash and cash equivalents consist of highly liquid investments with original maturities of three months or less and are carried at cost, which approximates fair value due to their short-term maturities.  The majority of our cash and cash equivalents consists of (i) deposits at major commercial banks, which may at times exceed the Federal Deposit Insurance Corporation limit, (ii) United States Treasury Bills, and (iii) Certificate of Deposits placed through an Account Registry Service (“CDARS”).  To date, we have not experienced any losses on our invested cash.

Restricted Cash:  Restricted cash consists of security deposits, cash restricted for the purposes of facilitating a Section 1031 Like-Kind exchange, cash restricted in connection with our deferred compensation plan and cash escrowed under loan agreements for debt service, real estate taxes, property insurance and capital improvements.

VORNADO REALTY TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2.    Basis of Presentation and Significant Accounting Policies – continued

Allowance for Doubtful Accounts:  We periodically evaluate the collectibility of amounts due from tenants and maintain an allowance for doubtful accounts for estimated losses resulting from the inability of tenants to make required payments under the lease agreements. We also maintain an allowance for receivables arising from the straight-lining of rents. This receivable arises from earnings recognized in excess of amounts currently due under the lease agreements. Management exercises judgment in establishing these allowances and considers payment history and current credit status in developing these estimates.  As of December 31, 2014 and 2013, we had $12,210,000 and $14,519,000, respectively, in allowances for doubtful accounts.  In addition, as of December 31, 2014 and 2013, we had $3,188,000 and $4,355,000, respectively, in allowances for receivables arising from the straight-lining of rents.

Deferred Charges: Direct financing costs are deferred and amortized over the terms of the related agreements as a component of interest expense. Direct costs related to successful leasing activities are capitalized and amortized on a straight line basis over the lives of the related leases. All other deferred charges are amortized on a straight line basis, which approximates the effective interest rate method, in accordance with the terms of the agreements to which they relate.

Revenue Recognition:  We have the following revenue sources and revenue recognition policies:

•      Base Rent — income arising from tenant leases. These rents are recognized over the non-cancelable term of the related leases on a straight-line basis which includes the effects of rent steps and rent abatements under the leases.  We commence rental revenue recognition when the tenant takes possession of the leased space and the leased space is substantially ready for its intended use.  In addition, in circumstances where we provide a tenant improvement allowance for improvements that are owned by the tenant, we recognize the allowance as a reduction of rental revenue on a straight-line basis over the term of the lease.

•      Percentage Rent — income arising from retail tenant leases that is contingent upon tenant sales exceeding defined thresholds. These rents are recognized only after the contingency has been removed (i.e., when tenant sales thresholds have been achieved).

•      Hotel Revenue — income arising from the operation of the Hotel Pennsylvania which consists of rooms revenue, food and beverage revenue, and banquet revenue. Income is recognized when rooms are occupied. Food and beverage and banquet revenue is recognized when the services have been rendered.

•      Trade Shows Revenue — income arising from the operation of trade shows, including rentals of booths. This revenue is recognized when the trade shows have occurred.

•      Expense Reimbursements — revenue arising from tenant leases which provide for the recovery of all or a portion of the operating expenses and real estate taxes of the respective property. This revenue is accrued in the same periods as the expenses are incurred.

•      Management, Leasing and Other Fees — income arising from contractual agreements with third parties or with partially owned entities. This revenue is recognized as the related services are performed under the respective agreements.

•      Cleveland Medical Mart — revenue arising from the development of the Cleveland Medical Mart.  This revenue was recognized as the related services were performed under the respective agreements using the criteria set forth in ASC 605-25, Multiple Element Arrangements.

VORNADO REALTY TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2.    Basis of Presentation and Significant Accounting Policies – continued

Derivative Instruments and Hedging Activities:  ASC 815, Derivatives and Hedging, as amended, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. As of December 31, 2014 and 2013, our derivative instruments consisted of an interest rate cap and an interest rate swap.  We record all derivatives on the balance sheet at fair value. The accounting for changes in the fair value of derivatives depends on the intended use of the derivative and the resulting designation. Derivatives used to hedge the exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Derivatives used to hedge the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges.

For derivatives designated as fair value hedges, changes in the fair value of the derivative and the hedged item related to the hedged risk are recognized in earnings. For derivatives designated as cash flow hedges, the effective portion of changes in the fair value of the derivative is initially reported in other comprehensive income (loss) (outside of earnings) and subsequently reclassified to earnings when the hedged transaction affects earnings, and the ineffective portion of changes in the fair value of the derivative is recognized directly in earnings. We assess the effectiveness of each hedging relationship by comparing the changes in fair value or cash flows of the derivative hedging instrument with the changes in fair value or cash flows of the designated hedged item or transaction. For derivatives not designated as hedges, changes in fair value are recognized in earnings.

Income Taxes: We operate in a manner intended to enable us to continue to qualify as a REIT under Sections 856‑860 of the Internal Revenue Code of 1986, as amended. Under those sections, a REIT which distributes at least 90% of its REIT taxable income as a dividend to its shareholders each year and which meets certain other conditions will not be taxed on that portion of its taxable income which is distributed to its shareholders. We distribute to our shareholders 100% of our taxable income and therefore, no provision for Federal income taxes is required.  Dividends distributed for the years ended December 31, 2014 and 2013, were characterized, for federal income tax purposes, as ordinary income.  Dividend distributions for the year ended December 31, 2012, were characterized, for Federal income tax purposes, as 62.7% ordinary income and 37.3% long-term capital gain.

We have elected to treat certain consolidated subsidiaries, and may in the future elect to treat newly formed subsidiaries, as taxable REIT subsidiaries pursuant to an amendment to the Internal Revenue Code that became effective January 1, 2001.  Taxable REIT subsidiaries may participate in non-real estate related activities and/or perform non-customary services for tenants and are subject to Federal and State income tax at regular corporate tax rates. Our taxable REIT subsidiaries had a combined current income tax expense of approximately $10,777,000, $9,608,000 and $20,336,000 for the years ended December 31, 2014, 2013 and 2012, respectively, and have immaterial differences between the financial reporting and tax basis of assets and liabilities.

At December 31, 2014 and 2013, we had deferred tax assets from our taxable REIT subsidiaries of $94,100,000 and $87,800,000, respectively, against which we have recorded a full valuation allowance because we have not determined that it is more likely than not that we will realize these net operating loss carryforwards which expire in 2034.  The year over year change in the valuation allowance relates to an increase in the net operating loss carryforwards.

The following table reconciles net income attributable to common shareholders to estimated taxable income for the years ended December 31, 2014, 2013 and 2012.

(Amounts in thousands)	For the Year Ended December 31,
	2014	2013	2012
Net income attributable to common shareholders	$783,388	$392,034	$549,271
Book to tax differences (unaudited):
Depreciation and amortization	219,403	155,401	205,155
Impairment losses on marketable equity securities	-	37,236	211,328
Straight-line rent adjustments	(77,526)	(64,811)	(64,679)
Earnings of partially owned entities	71,960	339,376	(60,049)
Stock options	(9,566)	4,884	(28,701)
Sale of real estate	(477,061)	(324,936)	(123,905)
Derivatives	-	31,578	71,228
Other, net	1,260	4,608	17,080
Estimated taxable income (unaudited)	$511,858	$575,370	$776,728

The net basis of our assets and liabilities for tax reporting purposes is approximately $3.6 billion lower than the amounts reported in our consolidated balance sheet at December 31, 2014.

VORNADO REALTY TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

3.     Vornado Capital Partners Real Estate Fund (the “Fund”)

We are the general partner and investment manager of the Fund, which has an eight-year term and a three-year investment period that ended in July 2013. During the investment period, the Fund was our exclusive investment vehicle for all investments that fit within its investment parameters, as defined. The Fund is accounted for under the AICPA Investment Company Guide and its investments are reported on its balance sheet at fair value, with changes in value each period recognized in earnings. We consolidate the accounts of the Fund into our consolidated financial statements, retaining the fair value basis of accounting.

On June 26, 2014, the Fund sold its 64.7% interest in One Park Avenue to a newly formed joint venture that we and an institutional investor own 55% and 45%, respectively (see Note 6 - Investments in Partially Owned Entities - One Park Avenue).  This transaction was based on a property value of $560,000,000.  From the inception of this investment through its disposition, the Fund realized a $75,529,000 net gain.

On August 21, 2014, the Fund and its 50% joint venture partner completed the sale of The Shops at Georgetown Park, a 305,000 square foot retail property, for $272,500,000. From the inception of this investment through its disposition, the Fund realized a $51,124,000 net gain.

On January 20, 2015, we co-invested with the Fund and one of the Fund’s limited partners to buy out the Fund’s joint venture partner’s 57% interest in the Crowne Plaza Times Square Hotel.  The purchase price for the 57% interest was approximately $95,000,000 (our share $39,000,000) which valued the property at approximately $480,000,000.  The property is encumbered by a newly placed $310,000,000 mortgage loan bearing interest at LIBOR plus 2.80% and maturing in December 2018 with a one-year extension option.   Our aggregate ownership interest in the property increased to 33% from 11%.

At December 31, 2014, the Fund had seven investments with an aggregate fair value of $513,973,000, or $176,899,000 in excess of cost, and had remaining unfunded commitments of $144,123,000, of which our share was $36,031,000.  At December 31, 2013, the Fund had nine investments with an aggregate fair value of $667,710,000.

Below is a summary of income from the Fund for the years ended December 31, 2014, 2013 and 2012:

(Amounts in thousands)	For the Year Ended December 31,
	2014	2013	2012
Net investment income	$12,895	$8,943	$8,575
Net realized gains	76,337	8,184	-
Net unrealized gains	73,802	85,771	55,361
Income from Real Estate Fund	163,034	102,898	63,936
Less income attributable to noncontrolling interests	(92,728)	(53,427)	(39,332)
Income from Real Estate Fund attributable to Vornado (1)	$70,306	$49,471	$24,604

(1)

Excludes $2,865, $2,992, and $3,278 of management and leasing fees in the years ended December 31, 2014, 2013 and 2012, respectively, which are included as a component of "fee and other income" on our consolidated statements of income.

4.     Acquisitions

On August 1, 2014, we acquired the land under our 715 Lexington Avenue retail property located on the Southeast corner of 58th Street and Lexington Avenue in Manhattan, for $63,000,000.

On October 28, 2014, we completed the purchase of the retail condominium of the St. Regis Hotel for $700,000,000.  We own a 74.3% controlling interest of the joint venture which owns the property.  The acquisition was used in a like-kind exchange for income tax purposes for the sale of 1740 Broadway (see Note 8 – Dispositions).  We consolidate the accounts of the venture into our consolidated financial statements from the date of acquisition.

On November 21, 2014, we entered into an agreement to acquire the Center Building, an eight story 437,000 square foot office building, located at 33-00 Northern Boulevard in Long Island City, New York.  The building is 98% leased.  The purchase price is approximately $142,000,000, including the assumption of an existing $62,000,000 4.43% mortgage maturing in October 2018.  The purchase is expected to close in the first quarter of 2015, subject to customary closing conditions.  As of December 31, 2014, our $14,200,000 non-refundable deposit was included in “other assets” on our consolidated balance sheet.

On January 20, 2015, we co-invested with our 25% owned Fund and one of the Fund’s limited partners to acquire the Fund’s joint venture partner’s 57% interest in the Crowne Plaza Times Square Hotel (see Note 3 – Vornado Capital Partners Real Estate Fund).

VORNADO REALTY TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

5.    Marketable Securities and Derivative Instruments

Our portfolio of marketable securities is comprised of equity securities that are classified as available-for-sale.  Available-for-sale securities are presented on our consolidated balance sheets at fair value.  Unrealized gains and losses resulting from the mark-to-market of these securities are included in “other comprehensive income (loss).”  Realized gains and losses are recognized in earnings only upon the sale of the securities and are recorded based on the weighted average cost of such securities.

We evaluate our portfolio of marketable securities for impairment each reporting period.  For each of the securities in our portfolio with unrealized losses, we review the underlying cause of the decline in value and the estimated recovery period, as well as the severity and duration of the decline.  In our evaluation, we consider our ability and intent to hold these investments for a reasonable period of time sufficient for us to recover our cost basis.  We also evaluate the near-term prospects for each of these investments in relation to the severity and duration of the decline.

Below is a summary of our marketable securities portfolio as of December 31, 2014 and 2013.

	As of December 31, 2014			As of December 31, 2013
		GAAP	Unrealized		GAAP	Unrealized
	Fair Value	Cost	Gain	Fair Value	Cost	Gain
Equity securities:
Lexington Realty Trust	$202,789	$72,549	$130,240	$188,567	$72,549	$116,018
Other	3,534	-	3,534	3,350	59	3,291
	$206,323	$72,549	$133,774	$191,917	$72,608	$119,309

Investment in Lexington Realty Trust (“Lexington”) (NYSE: LXP)

From the inception of our investment in Lexington in 2008, until the first quarter of 2013, we accounted for our investment under the equity method because of our ability to exercise significant influence over Lexington’s operating and financial policies. As a result of Lexington’s common share issuances, our ownership interest was reduced over time from approximately 17.2% to 8.8% at March 31, 2013. In the first quarter of 2013, we concluded that we no longer have the ability to exercise significant influence over Lexington’s operating and financial policies, and began accounting for this investment as a marketable equity security – available for sale, in accordance with ASC Topic 320, Investments – Debt and Equity Securities.

Investment in J.C. Penney Company, Inc. (“J.C. Penney”) (NYSE: JCP)

In the first quarter of 2013, we wrote down 8,584,010 J.C. Penney common shares we owned to fair value, based on J.C. Penney’s March 31, 2013 closing share price of $15.11 per share, and recorded a $39,487,000 impairment loss.  On September 19, 2013, we settled a forward contract and received 4,815,990 J.C. Penney common shares.  In connection therewith, we recognized a $33,487,000 loss from the mark-to-market of the derivative position through its settlement date.  These losses are included in “interest and other investment income (loss), net” on our consolidated statements of income.

In March 2013 and September 2013, we sold an aggregate of 23,400,000 J.C. Penney common shares at a price of $14.29 per share, or $334,500,000, resulting in a net loss of $54,914,000.  The net losses resulting from these sales are included in “net gain on disposition of wholly owned and partially owned assets” on our consolidated statements of income.

Other Investments

During 2013 and 2012, we sold other marketable securities for aggregate proceeds of $44,209,000 and $58,718,000, respectively, resulting in net gains of $31,741,000 and $3,582,000, respectively, which are included as a component of “net gain on disposition of wholly owned and partially owned assets” on our consolidated statements of income.

VORNADO REALTY TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

6.    Investments in Partially Owned Entities

Toys “R” Us (“Toys”)

As of December 31, 2014, we own 32.6% of Toys.  We account for our investment in Toys under the equity method and record our share of Toys’ net income or loss on a one-quarter lag basis because Toys’ fiscal year ends on the Saturday nearest January 31, and our fiscal year ends on December 31.  The business of Toys is highly seasonal and substantially all of Toys’ net income is generated in its fourth quarter.

We have not guaranteed any of Toys’ obligations and are not committed to provide any support to Toys.  Pursuant to ASC 323-10-35-20, we discontinued applying the equity method for our Toys’ investment when the carrying amount was reduced to zero in the third quarter of 2014.  We will resume application of the equity method if during the period the equity method was suspended our share of unrecognized net income exceeds our share of unrecognized net losses.

In the first quarter of 2013, we recognized our share of Toys’ fourth quarter net income of $78,542,000 and a corresponding non-cash impairment loss of the same amount to continue to carry our investment at fair value.

At December 31, 2013, we estimated that the fair value of our investment in Toys was approximately $80,062,000 ($83,224,000 including $3,162,000 for our share of Toys’ accumulated other comprehensive income), or $162,215,000 less than the carrying amount after recognizing our share of Toys’ third quarter net loss in our fourth quarter.  In determining the fair value of our investment, we considered, among other inputs, a December 31, 2013 third-party valuation of Toys.  As of December 31, 2013, we have concluded that the decline in the value of our investment was “other-than-temporary” based on, among other factors, Toys’ 2013 holiday sales results, compression of earnings multiples of comparable retailers and our inability to forecast a recovery in the near term.  Accordingly, we recognized an additional non-cash impairment loss of $162,215,000 in the fourth quarter of 2013.

In the first quarter of 2014, we recognized our share of Toys’ fourth quarter net income of $75,196,000 and a corresponding non-cash impairment loss of the same amount to continue to carry our investment at fair value.

Below is a summary of Toys’ latest available financial information on a purchase accounting basis:

(Amounts in thousands)		Balance as of
Balance Sheet:		November 1, 2014	November 2, 2013
Assets		$11,267,000	$11,756,000
Liabilities		10,377,000	10,437,000
Noncontrolling interests		82,000	75,000
Toys “R” Us, Inc. equity (1)		808,000	1,244,000

	For the Twelve Months Ended
Income Statement:	November 1, 2014	November 2, 2013	October 27, 2012
Total revenues	$12,645,000	$13,046,000	$13,698,000
Net (loss) income attributable to Toys	(343,000)	(396,000)	138,000

(1)

At December 31, 2014, the carrying amount of our investment in Toys is less than our share of Toys' equity by approximately $263,455. This basis difference results primarily from non-cash impairment losses aggregating $355,953 that we have recognized through December 31, 2014. We have allocated the basis difference primarily to Toys' real estate, which is being amortized over its remaining estimated useful life.

Alexander’s, Inc. (“Alexander’s”) (NYSE: ALX)

As of December 31, 2014, we own 1,654,068 Alexander’s common shares, or approximately 32.4% of Alexander’s common equity.  We manage, lease and develop Alexander’s properties pursuant to agreements which expire in March of each year and are automatically renewable.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

6.    Investments in Partially Owned Entities – continued

Alexander’s, Inc. (“Alexander’s”) (NYSE: ALX) - continued

As of December 31, 2014 the market value (“fair value” pursuant to ASC 820) of our investment in Alexander’s, based on Alexander’s December 31, 2014 closing share price of $437.18, was $723,125,000, or $591,509,000 in excess of the carrying amount on our consolidated balance sheet.  As of December 31, 2014, the carrying amount of our investment in Alexander’s, excluding amounts owed to us, exceeds our share of the equity in the net assets of Alexander’s by approximately $42,048,000.  The majority of this basis difference resulted from the excess of our purchase price for the Alexander’s common stock acquired over the book value of Alexander’s net assets.  Substantially all of this basis difference was allocated, based on our estimates of the fair values of Alexander’s assets and liabilities, to real estate (land and buildings).  We are amortizing the basis difference related to the buildings into earnings as additional depreciation expense over their estimated useful lives.  This depreciation is not material to our share of equity in Alexander’s net income.  The basis difference related to the land will be recognized upon disposition of our investment.

Management, Leasing and Development Agreements

We receive an annual fee for managing Alexander’s and all of its properties equal to the sum of (i) $2,800,000, (ii) 2% of the gross revenue from the Rego Park II Shopping Center, (iii) $0.50 per square foot of the tenant-occupied office and retail space at 731 Lexington Avenue, and (iv) $280,000, escalating at 3% per annum, for managing the common area of 731 Lexington Avenue.  In addition, we are entitled to a development fee of 6% of development costs, as defined.

We provide Alexander’s with leasing services for a fee of 3% of rent for the first ten years of a lease term, 2% of rent for the eleventh through twentieth year of a lease term and 1% of rent for the twenty-first through thirtieth year of a lease term, subject to the payment of rents by Alexander’s tenants.  In the event third-party real estate brokers are used, our fee increases by 1% and we are responsible for the fees to the third-parties.  We are also entitled to a commission upon the sale of any of Alexander’s assets equal to 3% of gross proceeds, as defined, for asset sales less than $50,000,000, and 1% of gross proceeds, as defined, for asset sales of $50,000,000 or more.  The total of these amounts was payable to us in annual installments in an amount not to exceed $4,000,000 with interest on the unpaid balance at one-year LIBOR plus 1.0% (1.58% at December 31, 2014).

On December 22, 2014, the leasing agreements with Alexander’s were amended to eliminate the annual installment cap of $4,000,000.  In addition, Alexander’s repaid to us the outstanding balance of $40,353,000.

On January 15, 2015, we completed the spin-off of 79 strip shopping centers, three malls, a warehouse park and $225,000,000 of cash to UE and the transfer of all of the employees responsible for the management and leasing of those assets.   In addition, we entered into agreements with UE to provide management and leasing services, on our behalf, for Alexander’s Rego Park retail assets.   Fees for these services are similar to the fees we are receiving from Alexander’s described above.

Other Agreements

Building Maintenance Services (“BMS”), our wholly-owned subsidiary, supervises (i) cleaning, engineering and security services at Alexander’s 731 Lexington Avenue property and (ii) security services at Alexander’s Rego Park I and Rego Park II properties, for an annual fee of the costs for such services plus 6%.  During the years ended December 31, 2014, 2013 and 2012, we recognized $2,318,000, $2,036,000 and $2,362,000 of income, respectively, under these agreements.

Below is a summary of Alexander’s latest available financial information:

(Amounts in thousands)		Balance as of December 31,
Balance Sheet:		2014	2013
Assets		$1,423,000	$1,458,000
Liabilities		1,075,000	1,124,000
Stockholders' equity		348,000	334,000

	For the Year Ended December 31,
Income Statement:	2014	2013	2012
Total revenues	$201,000	$196,000	$191,000
Net income attributable to Alexander’s (1)	68,000	57,000	674,000

(1)	2012 includes a $600,000 net gain on sale of real estate.

VORNADO REALTY TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

6.    Investments in Partially Owned Entities – continued

LNR Property LLC (“LNR”)

In January 2013, we and the other equity holders of LNR entered into a definitive agreement to sell LNR for $1.053 billion, of which our share of the net proceeds was $240,474,000.  The definitive agreement provided that LNR would not (i) make any cash distributions to the equity holders, including us, through the completion of the sale, which occurred on April 19, 2013, and (ii) take any of the following actions (among others) without the purchaser’s approval, the lending or advancing of any money, the acquisition of assets in excess of specified amounts, or the issuance of equity interests.  Notwithstanding the terms of the definitive agreement, in accordance with GAAP, we recorded our pro rata share of LNR’s earnings on a one-quarter lag basis through the date of sale, which increased the carrying amount of our investment in LNR above our share of the net sales proceeds and resulted in us recognizing a $27,231,000 “other-than-temporary” impairment loss on our investment in the three months ended March 31, 2013.

One Park Avenue

On June 26, 2014, we invested an additional $22,700,000 to increase our ownership in One Park Avenue to 55.0% from 46.5% through a joint venture with an institutional investor, who increased its ownership interest to 45.0% (see Note 3 – Vornado Capital Partners Real Estate Fund).  The transaction was based on a property value of $560,000,000.  The property is encumbered by a $250,000,000 interest-only mortgage loan that bears interest at 4.995% and matures in March 2016.  We account for our investment in the joint venture under the equity method because we share control over major decisions with our joint venture partner.

61 Ninth Avenue

On July 23, 2014, a joint venture in which we are a 50.1% partner entered into a 99-year ground lease for 61 Ninth Avenue located on the Southwest corner of Ninth Avenue and 15th Street in Manhattan.  The venture’s current plans are to construct an office building, with retail at the base, of approximately 130,000 square feet.  Total development costs are currently estimated to be approximately $125,000,000.  We account for our investment in the joint venture under the equity method because we share control over major decisions with our joint venture partner.

The following is a summary of condensed combined financial information for all of our partially owned entities, including Toys, Alexander’s and LNR (sold in April 2013), as of December 31, 2014 and 2013 and for the years ended December 31, 2014, 2013 and 2012.

(Amounts in thousands)		Balance as of December 31,
Balance Sheet:		2014	2013
Assets		$21,389,000	$21,773,000
Liabilities		17,986,000	17,982,000
Noncontrolling interests		104,000	96,000
Equity		3,299,000	3,695,000

	For the Year Ended December 31,
Income Statement:	2014	2013	2012
Total revenue	$13,620,000	$14,092,000	$15,119,000
Net (loss) income(1)	(434,000)	(368,000)	1,091,000

(1)	2012 includes a $600,000 net gain on sale of real estate.

VORNADO REALTY TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

6.    Investments in Partially Owned Entities - continued

Below are schedules summarizing our investments in, and income from, partially owned entities.

	Percentage
(Amounts in thousands)	Ownership at	As of December 31,
Investments:	December 31, 2014	2014	2013
Toys	32.6%	$-	$83,224

Alexander’s	32.4%	$131,616	$167,785
India real estate ventures	4.1%-36.5%	76,752	88,467
Partially owned office buildings (1)	Various	760,749	621,294
Other investments (2)	Various	277,379	288,897
		$1,246,496	$1,166,443
______________________________________________________
(1)		Includes interests in 280 Park Avenue, 650 Madison Avenue, One Park Avenue, 666 Fifth Avenue (Office), 330 Madison Avenue and others.
(2)		Includes interests in Independence Plaza, Monmouth Mall, 85 Tenth Avenue, Fashion Center Mall, 50-70 West 93rd Street and others.

	Percentage
(Amounts in thousands)	Ownership at	For the Year Ended December 31,
Our Share of Net (Loss) Income:	December 31, 2014	2014	2013	2012
Toys:
Equity in net (loss) earnings	32.6%	$(4,691)	$(128,919)	$45,267
Non-cash impairment losses (see page 19 for details)		(75,196)	(240,757)	(40,000)
Management fees		6,331	7,299	9,592
		$(73,556)	$(362,377)	$14,859

Alexander's:
Equity in net income	32.4%	$21,287	$17,721	$24,709
Management, leasing and development fees		8,722	6,681	13,748
Net gain on sale of real estate		-	-	179,934
		30,009	24,402	218,391

India real estate ventures (1)	4.1%-36.5%	(8,309)	(3,533)	(5,008)

Partially owned office buildings (2)	Various	93	(4,212)	(3,770)

Other investments (3)	Various	(6,368)	(10,817)	103,644

LNR (see page 21 for details):
Equity in net income	n/a	-	42,186	66,270
Impairment loss		-	(27,231)	-
Net gain on sale		-	3,776	-
		-	18,731	66,270

Lexington (see page 18 for details): (4)	n/a
Equity in net loss		-	(979)	(23)
Net gain resulting from Lexington's stock issuance and asset
acquisition		-	-	28,763
		-	(979)	28,740

		$15,425	$23,592	$408,267
______________________________________________________
(1)	Includes a $5,771 non-cash impairment loss in 2014.
(2)	Includes interests in 280 Park Avenue, 650 Madison Avenue, One Park Avenue, 666 Fifth Avenue (Office), 330 Madison Avenue and others.
(3)

Includes interests in Independence Plaza, Monmouth Mall, 85 Tenth Avenue, Fashion Center Mall, 50-70 West 93rd Street and others. In the third quarter of 2014, we recognized a $10,263 non-cash charge, comprised of a $5,959 impairment loss and a $4,304 loan loss reserve, on our equity and debt investments in Suffolk Downs.

(4)	In the first quarter of 2013, we began accounting for our investment in Lexington as a marketable equity security - available for sale.

VORNADO REALTY TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

6.    Investments in Partially Owned Entities - continued

	Below is a summary of the debt of our partially owned entities as of December 31, 2014 and 2013, none of which is recourse to us.

	Percentage		Interest
	Ownership at		Rate at	100% Partially Owned Entities’
(Amounts in thousands)	December 31,		December 31,	Debt at December 31,
	2014	Maturity	2014	2014	2013
Toys:
Notes, loans and mortgages payable	32.6%	2015-2021	7.23%	$5,748,350	$5,702,247

Alexander's:
Mortgages payable	32.4%	2015-2021	2.59%	$1,032,780	$1,049,959

Partially owned office buildings(1):
Mortgages payable	Various	2015-2023	5.59%	$3,691,274	$3,622,759

India Real Estate Ventures:
TCG Urban Infrastructure Holdings mortgages
payable	25.0%	2015-2026	13.25%	$183,541	$199,021

Other(2):
Mortgages payable	Various	2015-2023	4.33%	$1,480,485	$1,709,509

(1)	Includes 280 Park Avenue, 650 Madison Avenue, One Park Avenue, 666 Fifth Avenue (Office), 330 Madison Avenue and others.
(2)	Includes Independence Plaza, Monmouth Mall, Fashion Center Mall, 50-70 West 93rd Street and others.

Based on our ownership interest in the partially owned entities above, our pro rata share of the debt of these partially owned entities, was $4,273,632,000 and $4,189,403,000 as of December 31, 2014 and 2013, respectively.

7.    Mortgage and Mezzanine Loans Receivable

In October 2012, we acquired a 25% participation in a $475,000,000 first mortgage and mezzanine loan for the acquisition and redevelopment of a 10-story retail building at 701 Seventh Avenue in Times Square.  The loan had an interest rate of LIBOR plus 10.2%, with a LIBOR floor of 1.0%.  Of the $475,000,000, we funded $93,750,000, representing our 25% share of the $375,000,000 that was funded at acquisition.  In March 2013, we transferred at par, the 25% participation in the mortgage loan.  The transfer did not qualify for sale accounting given our continuing interest in the mezzanine loan.  Accordingly, we continued to include the 25% participation in the mortgage loan in “other assets” and recorded a $59,375,000 liability in “other liabilities” on our consolidated balance sheet as of December 31, 2013.  On January 14, 2014, the mortgage and mezzanine loans were repaid; accordingly, the $59,375,000 asset and liability were eliminated.

On April 17, 2013, a $50,091,000 mezzanine loan that was scheduled to mature in August 2015, was repaid. In connection therewith, we received net proceeds of $55,358,000, including prepayment penalties, which resulted in income of $5,267,000, which is included in “interest and other investment income (loss), net” on our consolidated statement of income.

In March 2014, a $30,000,000 mezzanine loan that was scheduled to mature in January 2015 was repaid. In May 2014, a $25,000,000 mezzanine loan that was scheduled to mature in November 2014 was repaid.

As of December 31, 2014 and 2013, the carrying amounts of mortgage and mezzanine loans receivable were $16,748,000 and $170,972,000, respectively, net of an allowance of $5,811,000 and $5,845,000, respectively, and are included in “other assets” on our consolidated balance sheets.  These loans have a weighted average interest rate of 9.1% and 11.0% at December 31, 2014 and 2013, respectively and have maturities ranging from April 2015 to May 2016.

VORNADO REALTY TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

8.    Dispositions

Discontinued Operations

2014 Activity:

New York

On December 18, 2014, we completed the sale of 1740 Broadway, a 601,000 square foot office building in Manhattan for $605,000,000.  The sale resulted in net proceeds of approximately $580,000,000, after closing costs, and resulted in a financial statement gain of approximately $441,000,000.  The tax gain of approximately $484,000,000, was deferred in like-kind exchanges, primarily for the acquisition of the St. Regis Fifth Avenue retail (see Note 4 – Acquisitions).

Retail Properties

On February 24, 2014, we completed the sale of Broadway Mall in Hicksville, Long Island, New York, for $94,000,000.  The sale resulted in net proceeds of $92,174,000 after closing costs.

On March 2, 2014, we entered into an agreement to transfer upon completion, the redeveloped Springfield Town Center, a 1,350,000 square foot mall located in Springfield, Fairfax County, Virginia, to Pennsylvania Real Estate Investment Trust (NYSE: PEI) (“PREIT”) in exchange for $465,000,000 comprised of $340,000,000 of cash and $125,000,000 of PREIT operating partnership units.  In connection therewith, we recorded a non-cash impairment loss of $20,000,000 in the first quarter of 2014, which is included in “income from discontinued operations” on our consolidated statements of income. The redevelopment was substantially completed in October 2014, at which time we reclassified the assets, liabilities and financial results to discontinued operations, and the transfer of the property to PREIT was completed on March 31, 2015.

On July 8, 2014, we completed the sale of Beverly Connection, a 335,000 square foot power shopping center in Los Angeles, California, for $260,000,000, of which $239,000,000 was cash and $21,000,000 was 10-year mezzanine seller financing.  The sale resulted in a net gain of $44,155,000, which was recognized in the third quarter of 2014.

In addition to the above, during 2014, we sold six of the 22 strip shopping centers which did not fit UE’s strategy (see Note 1 – Organization and Business), in separate transactions, for an aggregate of $66,410,000 in cash, which resulted in a net gain aggregating $22,500,000.

2013 Activity:

New York

On December 17, 2013, we sold 866 United Nations Plaza, a 360,000 square foot office building in Manhattan for $200,000,000.  The sale resulted in net proceeds of $146,439,000 after repaying the existing loan and closing costs, and a net gain of $127,512,000.

Retail Properties

On January 24, 2013, we sold the Green Acres Mall located in Valley Stream, New York, for $500,000,000. The sale resulted in net proceeds of $185,000,000 after repaying the existing loan and closing costs, and a net gain of $202,275,000.

On April 15, 2013, we sold The Plant, a power strip shopping center in San Jose, California, for $203,000,000. The sale resulted in net proceeds of $98,000,000 after repaying the existing loan and closing costs, and a net gain of $32,169,000.

On April 15, 2013, we sold a retail property in Philadelphia, which is a part of the Gallery at Market Street, for $60,000,000. The sale resulted in net proceeds of $58,000,000, and a net gain of $33,058,000.

On September 23, 2013, we sold a retail property in Tampa, Florida for $45,000,000, of which our 75% share was $33,750,000. Our share of the net proceeds after repaying the existing loan and closing costs were $20,810,000, and our share of the net gain was $8,728,000.

In addition to the above, during 2013, we sold 12 other properties, in separate transactions, for an aggregate of $82,300,000, in cash, which resulted in a net gain aggregating $7,851,000.

VORNADO REALTY TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

8.    Dispositions - continued

2012 Activity:

Washington, DC

On July 26, 2012, we sold 409 Third Street S.W., a 409,000 square foot office building in Washington, DC, for $200,000,000, which resulted in a net gain of $126,621,000.

On November 7, 2012, we sold three office buildings (“Reston Executive”) located in suburban Fairfax County, Virginia, containing 494,000 square feet for $126,250,000, which resulted in a net gain of $36,746,000.

Merchandise Mart

On January 6, 2012, we sold the 350 West Mart Center, a 1.2 million square foot office building in Chicago, Illinois, for $228,000,000, which resulted in a net gain of $54,911,000.

On June 22, 2012, we sold the L.A. Mart, a 784,000 square foot showroom building in Los Angeles, California, for $53,000,000, of which $18,000,000 was cash and $35,000,000 was nine-month seller financing at 6.0%, which was paid on December 28, 2012.

On July 26, 2012, we sold the Washington Design Center, a 393,000 square foot showroom building in Washington, DC and the Canadian Trade Shows, for an aggregate of $103,000,000.  The sale of the Canadian Trade Shows resulted in an after-tax net gain of $19,657,000.

On December 31, 2012, we sold the Boston Design Center, a 554,000 square foot showroom building in Boston, Massachusetts, for $72,400,000, which resulted in a net gain of $5,252,000.

Retail Properties

In 2012, we sold 12 other properties in separate transactions, for an aggregate of $157,000,000, which resulted in a net gain aggregating $22,266,000.

In accordance with the provisions of ASC 360, Property, Plant, and Equipment, we have reclassified the revenues and expenses of all of the properties discussed above to “income from discontinued operations” and the related assets and liabilities to “assets related to discontinued operations” and “liabilities related to discontinued operations” for all of the periods presented in the accompanying financial statements.  The net gains resulting from the sale of these properties are included in “income from discontinued operations” on our consolidated statements of income.  The tables below set forth the assets and liabilities related to discontinued operations at December 31, 2014 and 2013, and their combined results of operations for the years ended December 31, 2014, 2013 and 2012.

	Assets Related to		Liabilities Related to
(Amounts in thousands)	Discontinued Operations as of		Discontinued Operations as of
	December 31,		December 31,
	2014	2013	2014	2013
Retail	$2,238,474	$2,497,918	$1,511,362	$1,441,853
New York	-	138,162	-	-
Total	$2,238,474	$2,636,080	$1,511,362	$1,441,853

(Amounts in thousands)		For the Year Ended December 31,
		2014	2013	2012
Total revenues		$394,056	$499,964	$581,392
Total expenses		275,828	312,675	418,653
		118,228	187,289	162,739
Net gains on sales of real estate		507,192	414,502	245,799
Impairment losses		(41,474)	(37,170)	(127,839)
Gain on sale of Canadian Trade Shows, net of $11,448 of income taxes		-	-	19,657
Gain on sale of assets other than real estate		-	1,377	8,491
Income from discontinued operations		$583,946	$565,998	$308,847

VORNADO REALTY TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

9.    Identified Intangible Assets and Liabilities

The following summarizes our identified intangible assets (primarily acquired above-market leases) and liabilities (primarily acquired below-market leases) as of December 31, 2014 and 2013.

	Balance as of December 31,
(Amounts in thousands)	2014	2013
Identified intangible assets:
Gross amount	$424,976	$505,203
Accumulated amortization	(199,821)	(252,121)
Net	$225,155	$253,082
Identified intangible liabilities (included in deferred revenue):
Gross amount	$657,976	$622,685
Accumulated amortization	(329,775)	(295,768)
Net	$328,201	$326,917

Amortization of acquired below-market leases, net of acquired above-market leases, resulted in an increase to rental income of $37,516,000, $41,970,000 and $39,815,000 for the years ended December 31, 2014, 2013 and 2012, respectively.  Estimated annual amortization of acquired below-market leases, net of acquired above-market leases, for each of the five succeeding years commencing January 1, 2015 is as follows:

(Amounts in thousands)
2015	$49,550
2016	37,894
2017	35,069
2018	34,166
2019	23,928

Amortization of all other identified intangible assets (a component of depreciation and amortization expense) was $28,275,000, $61,915,000 and $46,160,000 for the years ended December 31, 2014, 2013 and 2012, respectively.  Estimated annual amortization of all other identified intangible assets including acquired in-place leases, customer relationships, and third party contracts for each of the five succeeding years commencing January 1, 2015 is as follows:

(Amounts in thousands)
2015	$25,735
2016	20,122
2017	16,619
2018	12,417
2019	10,470

We are a tenant under ground leases at certain properties.  Amortization of these acquired below-market leases, net of above-market leases, resulted in an increase to rent expense of $1,832,000 and $2,745,000 for the years ended December 31, 2014 and 2013 and a decrease to rent expense of $403,000 for the year ended December 31, 2012.  Estimated annual amortization of these below-market leases, net of above-market leases, for each of the five succeeding years commencing January 1, 2015 is as follows:

(Amounts in thousands)
2015	$1,832
2016	1,832
2017	1,832
2018	1,832
2019	1,832

VORNADO REALTY TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

10.    Debt

Secured Debt

On January 31, 2014, we completed a $600,000,000 loan secured by our 220 Central Park South development site.  The loan bears interest at LIBOR plus 2.75% (2.92% at December 31, 2014) and matures in January 2016, with three one-year extension options.

On April 16, 2014, we completed a $350,000,000 refinancing of 909 Third Avenue, a 1.3 million square foot Manhattan office building.  The seven-year interest only loan bears interest at 3.91% and matures in May 2021. We realized net proceeds of approximately $145,000,000 after defeasing the existing 5.64%, $193,000,000 mortgage, defeasance cost and other closing costs.

On July 16, 2014, we completed a $130,000,000 financing of Las Catalinas, a 494,000 square foot mall located in the San Juan area of Puerto Rico. The 10-year fixed rate loan bears interest at 4.43% and matures in August 2024.  The loan amortizes based on a 30-year schedule beginning in year six.

On August 12, 2014, we completed a $185,000,000 financing of the Universal buildings, a 690,000 square foot, two-building office complex located in Washington, DC. The loan bears interest at LIBOR plus 1.90% (2.06% at December 31, 2014) and matures in August 2019 with two one-year extension options. The loan amortizes based on a 30-year schedule beginning in the fourth year.

On August 26, 2014, we obtained a standby commitment for up to $500,000,000 of five-year mezzanine loan financing to fund a portion of the development expenditures at 220 Central Park South.

On October 27, 2014, we completed a $140,000,000 financing of 655 Fifth Avenue, a 57,500 square foot retail and office property.  The loan is interest only at LIBOR plus 1.40% (1.56% at December 31, 2014) and matures in October 2019 with two one-year extension options.

On December 8, 2014, we completed a $575,000,000 refinancing of Two Penn Plaza, a 1.6 million square foot Manhattan office building.  The loan is interest-only at LIBOR plus 1.65% (1.81% at December 31, 2014) and matures in 2019 with two one-year extension options.  We realized net proceeds of approximately $143,000,000.  Pursuant to an existing swap agreement, the $422,000,000 previous loan on the property was swapped to a fixed rate of 4.78% through March 2018.  Therefore, $422,000,000 of the new loan bears interest at a fixed rate of 4.78% through March 2018 and the balance of $153,000,000 floats through March 2018.  The entire $575,000,000 will float thereafter for the duration of the new loan.

On January 6, 2015, we completed the modification of the $120,000,000, 6.04% mortgage loan secured by our Montehiedra Town Center, in the San Juan area of Puerto Rico.  The loan has been extended from July 2016 to July 2021 and separated into two tranches, a senior $90,000,000 position with interest at 5.33% to be paid currently, and a junior $30,000,000 position with interest accruing at 3%. Montehiedra Town Center and the loan were included in the spin-off to UE on January 15, 2015.  As part of the planned redevelopment of the property, UE is committed to fund $20,000,000 through a loan for leasing and building capital expenditures of which $8,000,000 has been funded.  This loan is senior to the $30,000,000 position noted above and accrues interest at 10%.

Senior Unsecured Notes

On June 16, 2014, we completed a green bond public offering of $450,000,000 2.50% senior unsecured notes due June 30, 2019. The notes were sold at 99.619% of their face amount to yield 2.581%.

On October 1, 2014, we redeemed all of the $445,000,000 principal amount of our outstanding 7.875% senior unsecured notes, which were scheduled to mature on October 1, 2039, at a redemption price of 100% of the principal amount plus accrued interest through the redemption date.  In the fourth quarter of 2014, we wrote off $12,532,000 of unamortized deferred financing costs, which are included as a component of “interest and debt expense” on our consolidated statements of income.

On January 1, 2015, we redeemed all of the $500,000,000 principal amount of our outstanding 4.25% senior unsecured notes, which were scheduled to mature on April 1, 2015, at a redemption price of 100% of the principal amount plus accrued interest through December 31, 2014.

VORNADO REALTY TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

10.    Debt – continued

Unsecured Revolving Credit Facility

On September 30, 2014, we extended one of our two $1.25 billion unsecured revolving credit facilities from November 2015 to November 2018 with two six-month extension options.  The interest rate on the extended facility was lowered to LIBOR plus 105 basis points from LIBOR plus 125 basis points and the facility fee was reduced to 20 basis points from 25 basis points.

The following is a summary of our debt:

	Weighted Average
	Interest Rate at	Balance at December 31,
(Amounts in thousands)	December 31, 2014	2014	2013
Mortgages Payable:
Fixed rate	4.46%	$6,499,396	$6,439,371
Variable rate	2.20%	1,763,769	691,860
	3.98%	$8,263,165	$7,131,231

Unsecured Debt:
Senior unsecured notes	3.89%	$1,347,159	$1,350,855
Unsecured revolving credit facilities	-	-	295,870
	3.89%	$1,347,159	$1,646,725

        The net carrying amount of properties collateralizing the mortgages payable amounted to $9.4 billion at December 31, 2014.  As of December 31, 2014, the principal repayments required for the next five years and thereafter are as follows:

		Senior Unsecured
		Debt and
(Amounts in thousands)		Revolving Credit
Year Ending December 31,	Mortgages Payable	Facilities
2015	$407,229	$500,000
2016	1,399,378	-
2017	609,680	-
2018	240,674	-
2019	979,197	450,000
Thereafter	4,624,897	400,000

VORNADO REALTY TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

11.    Redeemable Noncontrolling Interests

Redeemable noncontrolling interests on our consolidated balance sheets are primarily comprised of Class A Operating Partnership units held by third parties and  are recorded at the greater of their carrying amount or redemption value at the end of each reporting period.  Changes in the value from period to period are charged to “additional capital” in our consolidated statements of changes in equity.  Class A units may be tendered for redemption to the Operating Partnership for cash; we, at our option, may assume that obligation and pay the holder either cash or Vornado common shares on a one-for-one basis.  Because the number of Vornado common shares outstanding at all times equals the number of Class A units owned by Vornado, the redemption value of each Class A unit is equivalent to the market value of one Vornado common share, and the quarterly distribution to a Class A unitholder is equal to the quarterly dividend paid to a Vornado common shareholder.

Below are the details of redeemable noncontrolling interests as of December 31, 2014 and 2013.

(Amounts in thousands, except units and						Preferred or
per unit amounts)	Balance as of		Units Outstanding at		Per Unit	Annual
	December 31,		December 31,		Liquidation	Distribution
Unit Series	2014	2013	2014	2013	Preference	Rate
Common:
Class A	$1,336,780	$1,002,620	11,356,550	11,292,038	n/a	$2.92

Perpetual Preferred: (1)
5.00% D-16 Cumulative Redeemable	$1,000	$1,000	1	1	$1,000,000.00	$50,000.00

(1)

Holders may tender units for redemption to the Operating Partnership for cash at their stated redemption amount; we, at our option, may assume that obligation and pay the holders either cash or Vornado preferred shares on a one-for-one basis. These units are redeemable at our option at any time.

Below is a table summarizing the activity of redeemable noncontrolling interests.

(Amounts in thousands)
Balance at December 31, 2012	$944,152
Net income	24,817
Other comprehensive income	5,296
Distributions	(34,053)
Redemption of Class A units for common shares, at redemption value	(25,317)
Adjustments to carry redeemable Class A units at redemption value	108,252
Redemption of Series D-15 redeemable units	(36,900)
Other, net	17,373
Balance at December 31, 2013	1,003,620
Net income	47,613
Other comprehensive income	1,323
Distributions	(33,469)
Redemption of Class A units for common shares, at redemption value	(27,273)
Adjustments to carry redeemable Class A units at redemption value	315,276
Other, net	30,690
Balance at December 31, 2014	$1,337,780

Redeemable noncontrolling interests exclude our Series G Convertible Preferred units and Series D-13 Cumulative Redeemable Preferred units, as they are accounted for as liabilities in accordance with ASC 480, Distinguishing Liabilities and Equity, because of their possible settlement by issuing a variable number of Vornado common shares.  Accordingly, the fair value of these units is included as a component of “other liabilities” on our consolidated balance sheets and aggregated $55,097,000 as of December 31, 2014 and 2013.

VORNADO REALTY TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

12.    Shareholders’ Equity

Common Shares

As of December 31, 2014, there were 187,887,498 common shares outstanding.  During 2014, we paid an aggregate of $547,831,000 of common dividends comprised of quarterly common dividends of $0.73 per share.

Preferred Shares

The following table sets forth the details of our preferred shares of beneficial interest as of December 31, 2014 and 2013.

(Amounts in thousands, except share and	Balance as of		Shares Outstanding at		Per Share	Annual
per share amounts)	December 31,		December 31,		Liquidation	Dividend
Preferred Shares	2014	2013	2014	2013	Preference	Rate(1)
Convertible Preferred:
6.5% Series A: authorized 83,977 shares(2)	$1,393	$1,592	28,939	32,807	$50.00	$3.25
Cumulative Redeemable:
6.625% Series G: authorized 8,000,000 shares(3)	193,135	193,135	8,000,000	8,000,000	$25.00	$1.65625
6.625% Series I: authorized 10,800,000 shares(3)	262,379	262,379	10,800,000	10,800,000	$25.00	$1.65625
6.875% Series J: authorized 9,850,000 shares(3)	238,842	238,842	9,850,000	9,850,000	$25.00	$1.71875
5.70% Series K: authorized 12,000,000 shares(3)	290,971	290,971	12,000,000	12,000,000	$25.00	$1.425
5.40% Series L: authorized 12,000,000 shares(3)	290,306	290,306	12,000,000	12,000,000	$25.00	$1.35
	$1,277,026	$1,277,225	52,678,939	52,682,807

(1)	Dividends on preferred shares are cumulative and are payable quarterly in arrears.

(2)

Redeemable at our option under certain circumstances, at a redemption price of 1.4334 common shares per Series A Preferred Share plus accrued and unpaid dividends through the date of redemption, or convertible at any time at the option of the holder for 1.4334 common shares per Series A Preferred Share.

(3)	Redeemable at our option at a redemption price of $25.00 per share, plus accrued and unpaid dividends through the date of redemption.

Accumulated Other Comprehensive Income (Loss)

The following tables set forth the changes in accumulated comprehensive income (loss) by component.

	For the Year Ended December 31, 2014
		Securities	Pro rata share of	Interest
		available-	nonconsolidated	rate
(Amounts in thousands)	Total	for-sale	subsidiaries' OCI	swap	Other
Balance as of December 31, 2013	$71,537	$119,309	$(11,501)	$(31,882)	$(4,389)
Net current period OCI	21,730	14,465	2,509	6,079	(1,323)
Balance as of December 31, 2014	$93,267	$133,774	$(8,992)	$(25,803)	$(5,712)

13.    Variable Interest Entities (“VIEs”)

Unconsolidated VIEs

At December 31, 2014, we have unconsolidated VIEs comprised of our investments in the entities that own One Park Avenue, Independence Plaza, and the Warner Building, and at December 31, 2013, our unconsolidated VIEs comprised of our investments in the entities that own Independence Plaza and the Warner Building.  We do not consolidate these entities because we are not the primary beneficiary and the nature of our involvement in the activities of these entities does not give us power over decisions that significantly affect these entities’ economic performance.  We account for our investment in these entities under the equity method (see Note 6 – Investments in Partially Owned Entities).  As of December 31, 2014 and 2013, the net carrying amount of our investments in these entities was $286,783,000 and $152,929,000, respectively, and our maximum exposure to loss in these entities, is limited to our investments.  We did not have any consolidated VIEs as of December 31, 2014 and 2013.

VORNADO REALTY TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

14.  Fair Value Measurements

ASC 820, Fair Value Measurement and Disclosures defines fair value and establishes a framework for measuring fair value.  The objective of fair value is to determine the price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (the exit price).  ASC 820 establishes a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three levels: Level 1 – quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities; Level 2 – observable prices that are based on inputs not quoted in active markets, but corroborated by market data; and Level 3 – unobservable inputs that are used when little or no market data is available. The fair value hierarchy gives the highest priority to Level 1 inputs and the lowest priority to Level 3 inputs. In determining fair value, we utilize valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible, as well as consider counterparty credit risk in our assessment of fair value.  Considerable judgment is necessary to interpret Level 2 and 3 inputs in determining the fair value of our financial and non-financial assets and liabilities.  Accordingly, our fair value estimates, which are made at the end of each reporting period, may be different than the amounts that may ultimately be realized upon sale or disposition of these assets.

Financial Assets and Liabilities Measured at Fair Value on a Recurring Basis

Financial assets and liabilities that are measured at fair value on our consolidated balance sheets consist of (i) marketable securities, (ii) Real Estate Fund investments, (iii) the assets in our deferred compensation plan (for which there is a corresponding liability on our consolidated balance sheet), (iv) interest rate swaps and (v) mandatorily redeemable instruments (Series G-1 through G-4 convertible preferred units and Series D-13 cumulative redeemable preferred units).  The tables below aggregate the fair values of these financial assets and liabilities by their levels in the fair value hierarchy at December 31, 2014 and 2013, respectively.

	As of December 31, 2014
(Amounts in thousands)	Total	Level 1	Level 2	Level 3
Marketable securities	$206,323	$206,323	$-	$-
Real Estate Fund investments (75% of which is attributable to
noncontrolling interests)	513,973	-	-	513,973
Deferred compensation plan assets (included in other assets)	117,284	53,969	-	63,315
Total assets	$837,580	$260,292	$-	$577,288

Mandatorily redeemable instruments (included in other liabilities)	$55,097	$55,097	$-	$-
Interest rate swap (included in other liabilities)	25,797	-	25,797	-
Total liabilities	$80,894	$55,097	$25,797	$-

	As of December 31, 2013
(Amounts in thousands)	Total	Level 1	Level 2	Level 3
Marketable securities	$191,917	$191,917	$-	$-
Real Estate Fund investments (75% of which is attributable to
noncontrolling interests)	667,710	-	-	667,710
Deferred compensation plan assets (included in other assets)	116,515	47,733	-	68,782
Total assets	$976,142	$239,650	$-	$736,492

Mandatorily redeemable instruments (included in other liabilities)	$55,097	$55,097	$-	$-
Interest rate swap (included in other liabilities)	31,882	-	31,882	-
Total liabilities	$86,979	$55,097	$31,882	$-

VORNADO REALTY TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

14.  Fair Value Measurements - continued

Financial Assets and Liabilities Measured at Fair Value on a Recurring Basis - continued

Real Estate Fund Investments

At December 31, 2014, our Real Estate Fund had seven investments with an aggregate fair value of $513,973,000, or $176,899,000 in excess of cost.  These investments are classified as Level 3.  We use a discounted cash flow valuation technique to estimate the fair value of each of these investments, which is updated quarterly by personnel responsible for the management of each investment and reviewed by senior management at each reporting period.  The discounted cash flow valuation technique requires us to estimate cash flows for each investment over the anticipated holding period, which currently ranges from 0.8 to 6.0 years.  Cash flows are derived from property rental revenue (base rents plus reimbursements) less operating expenses, real estate taxes and capital and other costs, plus projected sales proceeds in the year of exit.  Property rental revenue is based on leases currently in place and our estimates for future leasing activity, which are based on current market rents for similar space plus a projected growth factor.  Similarly, estimated operating expenses and real estate taxes are based on amounts incurred in the current period plus a projected growth factor for future periods.  Anticipated sales proceeds at the end of an investment’s expected holding period are determined based on the net cash flow of the investment in the year of exit, divided by a terminal capitalization rate, less estimated selling costs.

The fair value of each property is calculated by discounting the future cash flows (including the projected sales proceeds), using an appropriate discount rate and then reduced by the property’s outstanding debt, if any, to determine the fair value of the equity in each investment. Significant unobservable quantitative inputs used in determining the fair value of each investment include capitalization rates and discount rates.  These rates are based on the location, type and nature of each property, and current and anticipated market conditions, which are derived from original underwriting assumptions, industry publications and from the experience of our Acquisitions and Capital Markets departments.  Significant unobservable quantitative inputs in the table below were utilized in determining the fair value of these Fund investments at December 31, 2014.

		Weighted Average
		(based on fair
Unobservable Quantitative Input	Range	value of investments)
Discount rates	12.0% to 17.5%	13.7%
Terminal capitalization rates	4.7% to 6.5%	5.3%

The above inputs are subject to change based on changes in economic and market conditions and/or changes in use or timing of exit.  Changes in discount rates and terminal capitalization rates result in increases or decreases in the fair values of these investments.  The discount rates encompass, among other things, uncertainties in the valuation models with respect to terminal capitalization rates and the amount and timing of cash flows.  Therefore, a change in the fair value of these investments resulting from a change in the terminal capitalization rate, may be partially offset by a change in the discount rate.  It is not possible for us to predict the effect of future economic or market conditions on our estimated fair values.

The table below summarizes the changes in the fair value of Fund investments that are classified as Level 3, for the years ended December 31, 2014 and 2013.

	Real Estate Fund Investments
	For The Year Ended December 31,
(Amounts in thousands)	2014	2013
Beginning balance	$667,710	$600,786
Purchases	3,392	43,816
Dispositions / Distributions	(307,268)	(70,848)
Net unrealized gains	73,802	85,771
Net realized gains	76,337	8,184
Other, net	-	1
Ending balance	$513,973	$667,710

VORNADO REALTY TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

14.  Fair Value Measurements - continued

Financial Assets and Liabilities Measured at Fair Value on a Recurring Basis - continued

Deferred Compensation Plan Assets

Deferred compensation plan assets that are classified as Level 3 consist of investments in limited partnerships and investment funds, which are managed by third parties.  We receive quarterly financial reports from a third-party administrator, which are compiled from the quarterly reports provided to them from each limited partnership and investment fund.  The quarterly reports provide net asset values on a fair value basis which are audited by independent public accounting firms on an annual basis.  The third-party administrator does not adjust these values in determining our share of the net assets and we do not adjust these values when reported in our consolidated financial statements.

The table below summarizes the changes in the fair value of Deferred Compensation Plan Assets that are classified as Level 3, for the years ended December 31, 2014 and 2013.

	Deferred Compensation Plan Assets
	For The Year Ended December 31,
(Amounts in thousands)	2014	2013
Beginning balance	$68,782	$62,631
Purchases	14,162	5,018
Sales	(24,951)	(7,306)
Realized and unrealized gains	3,415	7,189
Other, net	1,907	1,250
Ending balance	$63,315	$68,782

Fair Value Measurements on a Nonrecurring Basis

Assets measured at fair value on a nonrecurring basis on our consolidated balance sheets consist primarily of real estate assets and our investment in Toys that were written-down to estimated fair value during 2014 or 2013.  See Note 2 – Basis of Presentation and Significant Accounting Policies for details of impairment losses recognized during 2014 and 2013.  See Note 6 – Investments in Partially Owned Entities for details of impairment losses related to Toys recognized during 2014 and 2013.  The fair value of our real estate assets was determined using widely accepted valuation techniques, including (i) discounted cash flow analysis, which considers, among other things, leasing assumptions, growth rates, discount rates and terminal capitalization rates, (ii) income capitalization approach, which considers prevailing market capitalization rates, and (iii) comparable sales activity.  In determining the fair value of our investment in Toys, we considered, among other inputs, a December 31, 2013 third-party valuation of Toys and Toys’ historical results, financial forecasts and business outlook.  Our determination of the fair value of our investment in Toys included consideration of the following widely-used valuation methodologies: (i) market multiple methodology, that considered comparable publicly traded retail companies and a range of EBITDA multiples from 5.75x to 6.5x, (ii) comparable sales transactions methodology, that considered sales of retailers ranging in size from $150 million to $3 billion, (iii) a discounted cash flow methodology, that utilized five-year financial projections and assumed a terminal EBITDA multiple of 5.75x, a 10% discount rate and a 38% tax rate, and (iv) a Black-Scholes valuation analysis, that assumed one, two and three year time-to-expiration periods and 24% to 29% volatility factors.  Generally, we consider multiple valuation techniques when measuring fair values but in certain circumstances, a single valuation technique may be appropriate.  The tables below aggregate the fair values of these assets by their levels in the fair value hierarchy.

	As of December 31, 2014
(Amounts in thousands)	Total	Level 1	Level 2	Level 3
Real estate assets	$4,848	$-	$-	$4,848

	As of December 31, 2013
(Amounts in thousands)	Total	Level 1	Level 2	Level 3
Real estate assets	$354,341	$-	$-	$354,341
Investment in Toys	83,224	-	-	83,224
Total assets	$437,565	$-	$-	$437,565

VORNADO REALTY TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

14.  Fair Value Measurements – continued

Financial Assets and Liabilities not Measured at Fair Value

 Financial assets and liabilities that are not measured at fair value on our consolidated balance sheets include cash equivalents (primarily money market funds, which invest in obligations of the United States government), mortgage and mezzanine loans receivable (included in “other assets” in our consolidated balance sheets) and our secured and unsecured debt.  Estimates of the fair value of these instruments are determined by the standard practice of modeling the contractual cash flows required under the instrument and discounting them back to their present value at the appropriate current risk adjusted interest rate, which is provided by a third-party specialist.  For floating rate debt, we use forward rates derived from observable market yield curves to project the expected cash flows we would be required to make under the instrument.  The fair value of cash equivalents is classified as Level 1 and the fair value of our mortgage and mezzanine loans receivable is classified as Level 3.  The fair value of our secured and unsecured debt is classified as Level 2.  The table below summarizes the carrying amounts and fair value of these financial instruments as of December 31, 2014 and 2013.

	As of December 31, 2014		As of December 31, 2013
	Carrying	Fair	Carrying	Fair
(Amounts in thousands)	Amount	Value	Amount	Value
Cash equivalents	$749,418	$749,000	$295,000	$295,000
Mortgage and mezzanine loans receivable
(included in other assets)	16,748	17,000	170,972	171,000
	$766,166	$766,000	$465,972	$466,000
Debt:
Mortgages payable	$8,263,165	$8,224,000	$7,131,231	$6,903,000
Senior unsecured notes	1,347,159	1,385,000	1,350,855	1,402,000
Revolving credit facility debt	-	-	295,870	296,000
	$9,610,324	$9,609,000	$8,777,956	$8,601,000

VORNADO REALTY TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

15.    Stock-based Compensation

Our Omnibus Share Plan (the “Plan”), which was approved in May 2010, provides the Compensation Committee of the Board (the “Committee”) the ability to grant incentive and non-qualified stock options, restricted stock, restricted Operating Partnership units and out-performance plan awards to certain of our employees and officers.  Under the Plan, awards may be granted up to a maximum of 6,000,000 shares, if all awards granted are Full Value Awards, as defined, and up to 12,000,000 shares, if all of the awards granted are Not Full Value Awards, as defined, plus shares in respect of awards forfeited after May 2010 that were issued pursuant to our 2002 Omnibus Share Plan.  Full Value Awards are awards of securities, such as restricted shares, that, if all vesting requirements are met, do not require the payment of an exercise price or strike price to acquire the securities.  Not Full Value Awards are awards of securities, such as options, that do require the payment of an exercise price or strike price.  This means, for example, if the Committee were to award only restricted shares, it could award up to 6,000,000 restricted shares.  On the other hand, if the Committee were to award only stock options, it could award options to purchase up to 12,000,000 shares (at the applicable exercise price).  The Committee may also issue any combination of awards under the Plan, with reductions in availability of future awards made in accordance with the above limitations.  As of December 31, 2014, we have approximately 4,004,000 shares available for future grants under the Plan, if all awards granted are Full Value Awards, as defined.

In the years ended December 31, 2014, 2013 and 2012, we recognized an aggregate of $36,641,000, $34,914,000 and $30,588,000, respectively, of stock-based compensation expense, which is included as a component of “general and administrative” expenses on our consolidated statements of income.  The details of the various components of our stock-based compensation are discussed below.

Out-Performance Plans (“the OPPs”)

OPPs are multi-year, performance-based equity compensation plans under which participants, including our Chairman and Chief Executive Officer, have the opportunity to earn compensation payable in the form of equity awards if, and only if, we outperform a predetermined total shareholder return (“TSR”) and/or outperform the market with respect to a relative TSR in any year during the requisite performance periods as described below.   The aggregate notional amounts of the 2012, 2013, 2014 and 2015 OPPs are $40,000,000, $40,000,000, $50,000,000 and $40,000,000, respectively.

Awards under the 2012 OPP have been earned.  Awards under the 2013 OPP may be earned if we (i) achieve a TSR greater than 14% over the two-year performance measurement period, or 21% over the three-year performance measurement period (the “Absolute Component”), and/or (ii) achieve a TSR above that of the SNL REIT Index (the “Index”) over the two-year or three-year performance measurement period (the “Relative Component”).  Awards under the 2014 and 2015 OPP may be earned if we (i) achieve a TSR level greater than 7% per annum, or 21% over the three-year performance measurement periods (the “Absolute Component”), and/or (ii) achieve a TSR above that of the Index over the three-year performance measurement periods (the “Relative Component”).  To the extent awards would be earned under the Absolute Component of each of the OPPs, but we underperform the Index, such awards would be reduced (and potentially fully negated) based on the degree to which we underperform the Index.  In certain circumstances, in the event we outperform the Index but awards would not otherwise be fully earned under the Absolute Component, awards may still be earned or increased under the Relative Component.  To the extent awards would otherwise be earned under the Relative Component but we fail to achieve at least a 6% per annum absolute TSR, such awards earned under the Relative Component would be reduced based on our absolute TSR, with no awards being earned in the event our TSR during the applicable measurement period is 0% or negative, irrespective of the degree to which we may outperform the Index.  Dividends on awards issued accrue during the performance period.

If the designated performance objectives are achieved, OPP units are subject to time-based vesting requirements. Awards earned under the OPPs vest 33% in year three, 33% in year four and 34% in year five.  Our executive officers (for the purposes of Section 16 of the Exchange Act) are required to hold earned 2013, 2014 and 2015 OPP awards for one year following vesting.

The fair value of the 2012, 2013, 2014 and 2015 OPPs on the date of grant was $12,250,000, $6,814,000, $8,202,000, and $9,120,000, respectively.  Such amounts are being amortized into expense over a five-year period from the date of grant, using a graded vesting attribution model.  In the years ended December 31, 2014, 2013 and 2012, we recognized $6,185,000, $3,226,000 and $2,826,000, respectively, of compensation expense related to OPPs.  As of December 31, 2014, there was $11,937,000 of total unrecognized compensation cost related to the OPPs, which will be recognized over a weighted-average period of 1.4 years.

VORNADO REALTY TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

15.    Stock-based Compensation - continued

Stock Options

Stock options are granted at an exercise price equal to the average of the high and low market price of our common shares on the NYSE on the date of grant, generally vest over four years and expire 10 years from the date of grant.  Compensation expense related to stock option awards is recognized on a straight-line basis over the vesting period.  In the years ended December 31, 2014, 2013 and 2012, we recognized $4,550,000, $8,234,000 and $8,638,000, respectively, of compensation expense related to stock options that vested during each year.  As of December 31, 2014, there was $1,855,000 of total unrecognized compensation cost related to unvested stock options, which is expected to be recognized over a weighted-average period of 1.5 years.

Below is a summary of our stock option activity for the year ended December 31, 2014.

			Weighted-
		Weighted-	Average
		Average	Remaining	Aggregate
		Exercise	Contractual	Intrinsic
	Shares	Price	Term	Value
Outstanding at January 1, 2014	3,248,699	$67.51
Granted	49,088	91.32
Exercised	(434,204)	67.27
Cancelled or expired	(43,468)	104.74
Outstanding at December 31, 2014	2,820,115	$67.38	4.6	$145,317,000
Options vested and expected to vest at
December 31, 2014	2,818,587	$67.37	4.6	$145,271,000
Options exercisable at December 31, 2014	2,606,260	$65.62	4.4	$138,912,000

The fair value of each option grant is estimated on the date of grant using an option-pricing model with the following weighted-average assumptions for grants in the years ended December 31, 2014, 2013 and 2012.

	December 31,
	2014	2013	2012
Expected volatility	36.00%	36.00%	36.00%
Expected life	5.0 years	5.0 years	5.0 years
Risk free interest rate	1.81%	0.91%	1.05%
Expected dividend yield	4.10%	4.30%	4.30%

The weighted average grant date fair value of options granted during the years ended December 31, 2014, 2013 and 2012 was $20.31, $17.18 and $17.50, respectively.  Cash received from option exercises for the years ended December 31, 2014, 2013 and 2012 was $17,441,000, $5,915,000 and $9,546,000, respectively.  The total intrinsic value of options exercised during the years ended December 31, 2014, 2013 and 2012 was $18,223,000, $3,386,000 and $40,887,000, respectively.

VORNADO REALTY TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

15.    Stock-based Compensation - continued

Restricted Stock

Restricted stock awards are granted at the average of the high and low market price of our common shares on the NYSE on the date of grant and generally vest over four years.  Compensation expense related to restricted stock awards is recognized on a straight-line basis over the vesting period.  In the years ended December 31, 2014, 2013 and 2012, we recognized $1,303,000, $1,344,000 and $1,604,000, respectively, of compensation expense related to restricted stock awards that vested during each year.  As of December 31, 2014, there was $1,468,000 of total unrecognized compensation cost related to unvested restricted stock, which is expected to be recognized over a weighted-average period of 1.7 years.  Dividends paid on unvested restricted stock are charged directly to retained earnings and amounted to $88,000, $110,000 and $200,000 for the years ended December 31, 2014, 2013 and 2012, respectively.

Below is a summary of our restricted stock activity under the Plan for the year ended December 31, 2014.

		Weighted-Average
		Grant-Date
Unvested Shares	Shares	Fair Value
Unvested at January 1, 2014	29,664	$79.24
Granted	11,475	91.31
Vested	(15,733)	74.61
Cancelled or expired	(2,957)	87.42
Unvested at December 31, 2014	22,449	87.58

Restricted stock awards granted in 2014, 2013 and 2012 had a fair value of $1,048,000, $857,000 and $929,000, respectively.  The fair value of restricted stock that vested during the years ended December 31, 2014, 2013 and 2012 was $1,174,000, $1,194,000 and $1,864,000, respectively.

Restricted Operating Partnership Units (“OP Units”)

OP Units are granted at the average of the high and low market price of our common shares on the NYSE on the date of grant, vest ratably over four years and are subject to a taxable book-up event, as defined.  Compensation expense related to OP Units is recognized ratably over the vesting period using a graded vesting attribution model.  In the years ended December 31, 2014, 2013 and 2012, we recognized $24,603,000, $22,110,000 and $17,520,000, respectively, of compensation expense related to OP Units that vested during each year.  As of December 31, 2014, there was $20,798,000 of total unrecognized compensation cost related to unvested OP Units, which is expected to be recognized over a weighted-average period of 1.7 years.  Distributions paid on unvested OP Units are charged to “net income attributable to noncontrolling interests in the Operating Partnership” on our consolidated statements of income and amounted to $2,866,000, $2,598,000 and $3,203,000 in the years ended December 31, 2014, 2013 and 2012, respectively.

Below is a summary of restricted OP unit activity under the Plan for the year ended December 31, 2014.

		Weighted-Average
		Grant-Date
Unvested Units	Units	Fair Value
Unvested at January 1, 2014	765,971	$76.27
Granted	226,638	86.79
Vested	(327,555)	69.48
Cancelled or expired	(6,575)	83.16
Unvested at December 31, 2014	658,479	83.20

OP Units granted in 2014, 2013 and 2012 had a fair value of $19,669,000, $31,947,000 and $16,464,000, respectively.  The fair value of OP Units that vested during the years ended December 31, 2014, 2013 and 2012 was $22,758,000, $16,404,000 and $15,014,000, respectively.

VORNADO REALTY TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

16.    Fee and Other Income

         The following table sets forth the details of our fee and other income:

(Amounts in thousands)	For the Year Ended December 31,
	2014	2013	2012
BMS cleaning fees	$85,658	$66,505	$67,584
Management and leasing fees	19,905	23,073	18,718
Lease termination fees(1)	16,362	32,630	2,287
Other income	33,281	33,363	30,488
	$155,206	$155,571	$119,077
__________________________

(1)

The year ended December 31, 2013 includes $19,500 from a tenant at 1290 Avenue of the Americas, of which our 70% share, net of a $1,529 write-off of the straight lining of rents, was $12,121, and $3,000 from the termination of our subsidiaries' agreements with Cuyahoga County to operate the Cleveland Medical Mart Convention Center.

The above table excludes fee income from partially owned entities, which is included in “income from partially owned entities” (see Note 6 – Investments in Partially Owned Entities).

17.     Interest and Other Investment Income (Loss), Net

          The following table sets forth the details of our interest and other investment income (loss):

(Amounts in thousands)	For the Year Ended December 31,
	2014	2013	2012
Dividends and interest on marketable securities	$12,707	$11,446	$11,979
Mark-to-market of investments in our deferred compensation plan (1)	11,557	10,636	6,809
Interest on mezzanine loans receivable	3,920	19,495	13,861
Losses from the disposition of investment in J.C. Penney	-	(72,974)	(300,752)
Other, net	10,568	6,510	6,903
	$38,752	$(24,887)	$(261,200)

__________________________

(1)	This income is entirely offset by the expense resulting from the mark-to-market of the deferred compensation plan liability, which is included in "general and administrative" expense.

18.     Interest and Debt Expense

          The following table sets forth the details of our interest and debt expense.

(Amounts in thousands)	For the Year Ended December 31,
	2014	2013	2012
Interest expense	$430,278	$444,412	$427,147
Amortization of deferred financing costs	45,263	23,673	20,889
Capitalized interest and debt expense	(62,786)	(42,303)	(16,801)
	$412,755	$425,782	$431,235

VORNADO REALTY TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

19.    Income Per Share

The following table provides a reconciliation of both net income and the number of common shares used in the computation of (i) basic income per common share - which includes the weighted average number of common shares outstanding without regard to dilutive potential common shares, and (ii) diluted income per common share - which includes the weighted average common shares and dilutive share equivalents. Dilutive share equivalents may include our Series A convertible preferred shares, employee stock options and restricted stock awards.

(Amounts in thousands, except per share amounts)	Year Ended December 31,
	2014	2013	2012
Numerator:
Income (loss) from continuing operations, net of income attributable to
noncontrolling interests	$314,331	$(54,749)	$325,379
Income from discontinued operations, net of income attributable to noncontrolling
interests	550,521	530,720	291,881
Net income attributable to Vornado	864,852	475,971	617,260
Preferred share dividends	(81,464)	(82,807)	(76,937)
Preferred unit and share redemptions	-	(1,130)	8,948
Net income attributable to common shareholders	783,388	392,034	549,271
Earnings allocated to unvested participating securities	(125)	(110)	(202)
Numerator for basic income per share	783,263	391,924	549,069
Impact of assumed conversions:
Convertible preferred share dividends	97	-	113
Numerator for diluted income per share	$783,360	$391,924	$549,182

Denominator:
Denominator for basic income per share – weighted average shares	187,572	186,941	185,810
Effect of dilutive securities (1):
Employee stock options and restricted share awards	1,075	768	670
Convertible preferred shares	43	-	50
Denominator for diluted income per share – weighted average shares and
assumed conversions	188,690	187,709	186,530

INCOME (LOSS) PER COMMON SHARE – BASIC:
Income (loss) from continuing operations, net	$1.24	$(0.74)	$1.38
Income from discontinued operations, net	2.94	2.84	1.57
Net income per common share	$4.18	$2.10	$2.95

INCOME (LOSS) PER COMMON SHARE – DILUTED:
Income (loss) from continuing operations, net	$1.23	$(0.74)	$1.38
Income from discontinued operations, net	2.92	2.83	1.56
Net income per common share	$4.15	$2.09	$2.94

(1)

The effect of dilutive securities in the years ended December 31, 2014, 2013 and 2012 excludes an aggregate of 11,238, 11,752 and 14,400 weighted average common share equivalents, respectively, as their effect was anti-dilutive.

VORNADO REALTY TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

20.  Leases

As lessor:

We lease space to tenants under operating leases. Most of the leases provide for the payment of fixed base rentals payable monthly in advance. Office building leases generally require the tenants to reimburse us for operating costs and real estate taxes above their base year costs. Shopping center leases provide for pass-through to tenants the tenant’s share of real estate taxes, insurance and maintenance. Shopping center leases also provide for the payment by the lessee of additional rent based on a percentage of the tenants’ sales. As of December 31, 2014, future base rental revenue under non-cancelable operating leases, excluding rents for leases with an original term of less than one year and rents resulting from the exercise of renewal options, are as follows:

(Amounts in thousands)
Year Ending December 31:
2015	$1,564,200
2016	1,509,781
2017	1,470,810
2018	1,395,708
2019	1,236,840
Thereafter	6,990,557

These amounts do not include percentage rentals based on tenants’ sales.  These percentage rents approximated $6,343,000, $7,344,000 and $6,987,000, for the years ended December 31, 2014, 2013 and 2012, respectively.

None of our tenants accounted for more than 10% of total revenues in any of the years ended December 31, 2014, 2013 and 2012.

As lessee:

We are a tenant under operating leases for certain properties.  These leases have terms that expire during the next thirty years.  Future minimum lease payments under operating leases at December 31, 2014 are as follows:

(Amounts in thousands)
Year Ending December 31:
2015	$29,060
2016	29,575
2017	31,141
2018	31,629
2019	32,136
Thereafter	1,208,483

Rent expense was $36,329,000, $35,920,000 and $27,634,000 for the years ended December 31, 2014, 2013 and 2012, respectively.

VORNADO REALTY TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

20.  Leases - continued

We are also a lessee under a capital lease under which we will redevelop the retail and signage components of the Marriott Marquis Times Square Hotel.  The lease has put/call options, which if exercised would lead to our ownership.  Capitalized leases are recorded at the present value of future minimum lease payments or the fair market value of the property.  Capitalized leases are depreciated on a straight-line basis over the estimated life of the asset or life of the related lease.  Depreciation expense on capital leases is included in “depreciation and amortization” on our consolidated statements of income.  As of December 31, 2014, future minimum lease payments under this capital lease are as follows:

(Amounts in thousands)
Year Ending December 31:
2015	$12,500
2016	12,500
2017	12,500
2018	12,500
2019	12,500
Thereafter	334,792
Total minimum obligations	397,292
Interest portion	(157,292)
Present value of net minimum payments	$240,000

At December 31, 2014, the carrying amount of the property leased under the capital lease was $249,253,000, which is included as a component of “development costs and construction in progress” on our consolidated balance sheet and present value of net minimum payments of $240,000,000 is included in “other liabilities” on our consolidated balance sheet.

21.  Multiemployer Benefit Plans

Our subsidiaries make contributions to certain multiemployer defined benefit plans (“Multiemployer Pension Plans”) and health plans (“Multiemployer Health Plans”) for our union represented employees, pursuant to the respective collective bargaining agreements.

Multiemployer Pension Plans

Multiemployer Pension Plans differ from single-employer pension plans in that (i) contributions to multiemployer plans may be used to provide benefits to employees of other     participating employers and (ii) if other participating employers fail to make their contributions, each of our participating subsidiaries may be required to bear its then pro rata share of unfunded obligations.  If a participating subsidiary withdraws from a plan in which it participates, it may be subject to a withdrawal liability.  As of December 31, 2014, our subsidiaries’ participation in these plans were not significant to our consolidated financial statements.

In the years ended December 31, 2014, 2013 and 2012, our subsidiaries contributed $11,431,000, $10,223,000 and $10,683,000, respectively, towards Multiemployer Pension Plans, which is included as a component of “operating” expenses on our consolidated statements of income.  Our subsidiaries’ contributions did not represent more than 5% of total employer contributions in any of these plans for the years ended December 31, 2014, 2013 and 2012.

Multiemployer Health Plans

Multiemployer Health Plans in which our subsidiaries participate provide health benefits to eligible active and retired employees.  In the years ended December 31, 2014, 2013 and 2012, our subsidiaries contributed $29,073,000, $26,262,000 and $26,759,000, respectively, towards these plans, which is included as a component of “operating” expenses on our consolidated statements of income.

VORNADO REALTY TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

22.  Commitments and Contingencies

Insurance

We maintain general liability insurance with limits of $300,000,000 per occurrence and all risk property and rental value insurance with limits of $2.0 billion per occurrence, with sub-limits for certain perils such as floods.  Our California properties have earthquake insurance with coverage of $180,000,000 per occurrence, subject to a deductible in the amount of 5% of the value of the affected property, up to a $180,000,000 annual aggregate. We maintain coverage for terrorism acts with limits of $4.0 billion per occurrence and in the aggregate, and $2.0 billion per occurrence and in the aggregate for terrorism involving nuclear, biological, chemical and radiological (“NBCR”) terrorism events, as defined by Terrorism Risk Insurance Program Reauthorization Act, which expires in December 2020.

Penn Plaza Insurance Company, LLC (“PPIC”), our wholly owned consolidated subsidiary, acts as a re-insurer with respect to a portion of all risk property and rental value insurance and a portion of our earthquake insurance coverage, and as a direct insurer for coverage for NBCR acts.  Coverage for acts of terrorism (excluding NBCR acts) is fully reinsured by third party insurance companies and the Federal government with no exposure to PPIC.  For NBCR acts, PPIC is responsible for a deductible of $3,200,000 and 15% of the balance of a covered loss (16% effective January 1, 2016) and the Federal government is responsible for the remaining 85% of a covered loss (84% effective January 1, 2016).  We are ultimately responsible for any loss incurred by PPIC.

We continue to monitor the state of the insurance market and the scope and costs of coverage for acts of terrorism.  However, we cannot anticipate what coverage will be available on commercially reasonable terms in the future.

Our debt instruments, consisting of mortgage loans secured by our properties which are non-recourse to us, senior unsecured notes and revolving credit agreements contain customary covenants requiring us to maintain insurance. Although we believe that we have adequate insurance coverage for purposes of these agreements, we may not be able to obtain an equivalent amount of coverage at reasonable costs in the future. Further, if lenders insist on greater coverage than we are able to obtain it could adversely affect our ability to finance our properties and expand our portfolio.

Other Commitments and Contingencies

We are from time to time involved in legal actions arising in the ordinary course of business. In our opinion, after consultation with legal counsel, the outcome of such matters is not expected to have a material adverse effect on our financial position, results of operations or cash flows.

Each of our properties has been subjected to varying degrees of environmental assessment at various times. The environmental assessments did not reveal any material environmental contamination. However, there can be no assurance that the identification of new areas of contamination, changes in the extent or known scope of contamination, the discovery of additional sites, or changes in cleanup requirements would not result in significant costs to us.

Our mortgage loans are non-recourse to us.  However, in certain cases we have provided guarantees or master leased tenant space.  These guarantees and master leases terminate either upon the satisfaction of specified circumstances or repayment of the underlying loans.  As of December 31, 2014, the aggregate dollar amount of these guarantees and master leases is approximately $359,000,000.

At December 31, 2014, $39,552,000 of letters of credit were outstanding under one of our revolving credit facilities.  Our revolving credit facilities contain financial covenants that require us to maintain minimum interest coverage and maximum debt to market capitalization ratios, and provide for higher interest rates in the event of a decline in our ratings below Baa3/BBB. Our revolving credit facilities also contain customary conditions precedent to borrowing, including representations and warranties, and also contain customary events of default that could give rise to accelerated repayment, including such items as failure to pay interest or principal.

As of December 31, 2014, we expect to fund additional capital to certain of our partially owned entities aggregating approximately $104,000,000.

VORNADO REALTY TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

23.  Related Party Transactions

Alexander’s

We own 32.4% of Alexander’s. Steven Roth, the Chairman of our Board and Chief Executive Officer is also the Chairman of the Board and Chief Executive Officer of Alexander’s.  We provide various services to Alexander’s in accordance with management, development and leasing agreements.  These agreements are described in Note 6 - Investments in Partially Owned Entities.

On January 15, 2015, we completed the spin-off of 79 strip shopping centers, three malls, a warehouse park and $225,000,000 of cash to UE and the transfer of all of the employees responsible for the management and leasing of those assets.   In addition, we entered into agreements with UE to provide management and leasing services, on our behalf, for Alexander’s Rego Park retail assets.   Fees for these services are similar to the fees we are receiving from Alexander’s described in Note 6 - Investments in Partially Owned Entities.

Interstate Properties (“Interstate”)

Interstate is a general partnership in which Mr. Roth is the managing general partner. David Mandelbaum and Russell B. Wight, Jr., Trustees of Vornado and Directors of Alexander’s, are Interstate’s two other partners. As of December 31, 2014, Interstate and its partners beneficially owned an aggregate of approximately 6.6% of the common shares of beneficial interest of Vornado and 26.3% of Alexander’s common stock.

We manage and lease the real estate assets of Interstate pursuant to a management agreement for which we receive an annual fee equal to 4% of annual base rent and percentage rent.  The management agreement has a term of one year and is automatically renewable unless terminated by either of the parties on 60 days’ notice at the end of the term.  We believe, based upon comparable fees charged by other real estate companies, that the management agreement terms are fair to us.  We earned $535,000, $606,000, and $794,000 of management fees under the agreement for the years ended December 31, 2014, 2013 and 2012.

On January 15, 2015, we completed the spin-off of 79 strip shopping centers, three malls, a warehouse park and $225,000,000 of cash to UE and the transfer of all of the employees responsible for the management and leasing of those assets.   In addition, we entered into agreements with UE to provide management and leasing services, on our behalf, for Interstate’s properties.   Fees for these services are similar to the fees we are receiving from Interstate described above.

24.  Summary of Quarterly Results (Unaudited)

The following summary represents the results of operations for each quarter in 2014 and 2013:

			Net Income (Loss)
			Attributable	Net Income (Loss) Per
			to Common	Common Share (2)
(Amounts in thousands, except per share amounts)		Revenues	Shareholders (1)	Basic	Diluted
2014
	December 31	$597,010	$513,238	$2.73	$2.72
	September 30	578,710	131,159	0.70	0.69
	June 30	574,411	76,642	0.41	0.41
	March 31	562,381	62,349	0.33	0.33

2013
	December 31	$570,977	$(68,887)	$(0.37)	$(0.37)
	September 30	578,322	83,005	0.44	0.44
	June 30	582,258	145,926	0.78	0.78
	March 31	567,619	231,990	1.24	1.24
_______________________________

(1)	Fluctuations among quarters resulted primarily from non-cash impairment losses, mark-to-market of derivative instruments, net gains on sale of real estate and from seasonality of business operations.

(2)	The total for the year may differ from the sum of the quarters as a result of weighting.

VORNADO REALTY TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

25.    Segment Information

As a result of the spin-off of substantially all of our Retail Properties segment (see Note 1 – Organization and Business), the remaining retail properties no longer meet the criteria to be a separate reportable segment.  In addition, as a result of our investment in Toys being reduced to zero, we suspended equity method accounting for our investment in Toys (see Note 6 - Investments in Partially Owned Entities) and the Toys segment no longer meets the criteria to be a separate reportable segment.  Accordingly, the Retail Properties segment and Toys have been reclassified to the Other segment.  Below is a summary of net income and a reconciliation of net income to EBITDA(1) by segment for the years ended December 31, 2014, 2013 and 2012.

(Amounts in thousands)	For the Year Ended December 31, 2014
	Total	New York		Washington, DC		Other
Total revenues	$2,312,512	$1,520,845		$537,151		$254,516
Total expenses	1,622,619	946,466		358,019		318,134
Operating income (loss)	689,893	574,379		179,132		(63,618)
(Loss) income from partially owned entities, including Toys	(58,131)	20,701		(3,677)		(75,155)
Income from Real Estate Fund	163,034	-		-		163,034
Interest and other investment income, net	38,752	6,711		183		31,858
Interest and debt expense	(412,755)	(183,427)		(75,395)		(153,933)
Net gain on disposition of wholly owned and partially
owned assets	13,568	-		-		13,568
Income (loss) before income taxes	434,361	418,364		100,243		(84,246)
Income tax expense	(9,281)	(4,305)		(242)		(4,734)
Income (loss) from continuing operations	425,080	414,059		100,001		(88,980)
Income from discontinued operations	583,946	463,163		-		120,783
Net income	1,009,026	877,222		100,001		31,803
Less net income attributable to noncontrolling interests	(144,174)	(8,626)		-		(135,548)
Net income (loss) attributable to Vornado	864,852	868,596		100,001		(103,745)
Interest and debt expense(2)	654,398	241,959		89,448		322,991
Depreciation and amortization(2)	685,973	324,239		145,853		215,881
Income tax expense(2)	24,248	4,395		288		19,565
EBITDA(1)	$2,229,471	$1,439,189	(3)	$335,590	(4)	$454,692	(5)

Balance Sheet Data:
Real estate at cost	$16,822,358	$9,732,818		$4,383,418		$2,706,122
Investments in partially owned entities	1,246,496	1,036,130		102,635		107,731
Total assets	21,248,320	10,752,763		4,310,974		6,184,583
See notes on pages 47 and 48.

VORNADO REALTY TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

25.    Segment Information – continued

(Amounts in thousands)	For the Year Ended December 31, 2013
	Total	New York		Washington, DC		Other
Total revenues	$2,299,176	$1,470,907		$541,161		$287,108
Total expenses	1,624,625	910,498		347,686		366,441
Operating income (loss)	674,551	560,409		193,475		(79,333)
(Loss) income from partially owned entities, including Toys	(338,785)	15,527		(6,968)		(347,344)
Income from Real Estate Fund	102,898	-		-		102,898
Interest and other investment (loss) income, net	(24,887)	5,357		129		(30,373)
Interest and debt expense	(425,782)	(181,966)		(102,277)		(141,539)
Net gain on disposition of wholly owned and partially
owned assets	2,030	-		-		2,030
(Loss) income before income taxes	(9,975)	399,327		84,359		(493,661)
Income tax benefit (expense)	8,717	(2,794)		14,031		(2,520)
(Loss) income from continuing operations	(1,258)	396,533		98,390		(496,181)
Income from discontinued operations	565,998	160,314		-		405,684
Net income (loss)	564,740	556,847		98,390		(90,497)
Less net income attributable to noncontrolling interests	(88,769)	(10,786)		-		(77,983)
Net income (loss) attributable to Vornado	475,971	546,061		98,390		(168,480)
Interest and debt expense(2)	758,781	236,645		116,131		406,005
Depreciation and amortization(2)	732,757	293,974		142,409		296,374
Income tax expense (benefit)(2)	26,371	3,002		(15,707)		39,076
EBITDA(1)	$1,993,880	$1,079,682	(3)	$341,223	(4)	$572,975	(5)

Balance Sheet Data:
Real estate at cost	$15,392,968	$8,422,297		$4,243,048		$2,727,623
Investments in partially owned entities	1,249,667	904,278		100,543		244,846
Total assets	20,097,224	9,255,964		4,107,636		6,733,624

See notes on pages 47 and 48.

VORNADO REALTY TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

25.    Segment Information – continued

(Amounts in thousands)	For the Year Ended December 31, 2012
	Total	New York		Washington, DC		Other
Total revenues	$2,332,724	$1,319,470		$554,028		$459,226
Total expenses	1,738,381	835,563		360,056		542,762
Operating income (loss)	594,343	483,907		193,972		(83,536)
Income (loss) from partially owned entities, including Toys	423,126	207,773		(5,612)		220,965
Income from Real Estate Fund	63,936	-		-		63,936
Interest and other investment (loss) income, net	(261,200)	4,002		126		(265,328)
Interest and debt expense	(431,235)	(146,350)		(115,574)		(169,311)
Net gain on disposition of wholly owned and partially
owned assets	4,856	-		-		4,856
Income (loss) before income taxes	393,826	549,332		72,912		(228,418)
Income tax expense	(8,132)	(3,491)		(1,650)		(2,991)
Income (loss) from continuing operations	385,694	545,841		71,262		(231,409)
Income from discontinued operations	308,847	30,293		167,766		110,788
Net income (loss)	694,541	576,134		239,028		(120,621)
Less net income attributable to noncontrolling interests	(77,281)	(2,138)		-		(75,143)
Net income (loss) attributable to Vornado	617,260	573,996		239,028		(195,764)
Interest and debt expense(2)	760,523	187,855		133,625		439,043
Depreciation and amortization(2)	735,293	252,257		157,816		325,220
Income tax expense (2)	7,026	3,751		1,943		1,332
EBITDA(1)	$2,120,102	$1,017,859	(3)	$532,412	(4)	$569,831	(5)
Balance Sheet Data:
Real estate at cost	$15,287,078	$8,687,141		$4,171,879		$2,428,058
Investments in partially owned entities	1,704,297	576,336		95,670		1,032,291
Total assets	22,065,049	9,215,438		4,196,694		8,652,917

See notes on pages 47 and 48.

VORNADO REALTY TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

25.    Segment Information – continued

	Notes to preceding tabular information:

(1)

EBITDA represents "Earnings Before Interest, Taxes, Depreciation and Amortization." We consider EBITDA a supplemental measure for making decisions and assessing the unlevered performance of our segments as it relates to the total return on assets as opposed to the levered return on equity. As properties are bought and sold based on a multiple of EBITDA, we utilize this measure to make investment decisions as well as to compare the performance of our assets to that of our peers. EBITDA should not be considered a substitute for net income. EBITDA may not be comparable to similarly titled measures employed by other companies.

(2)

Interest and debt expense, depreciation and amortization and income tax expense (benefit) in the reconciliation of net income (loss) to EBITDA includes our share of these items from partially owned entities.

(3)	The elements of "New York" EBITDA are summarized below.

		For the Year Ended December 31,
	(Amounts in thousands)	2014	2013	2012
	Office(a)	$1,085,262	$759,941	$568,518
	Retail	281,428	246,808	189,484
	Alexander's(b)	41,746	42,210	231,402
	Hotel Pennsylvania	30,753	30,723	28,455
	Total New York	$1,439,189	$1,079,682	$1,017,859

	(a)	2014 and 2013 includes $440,537 and $127,512 net gains on sale of real estate, respectively.

	(b)	2012 includes $179,934 for our share of net gain on sale of Kings Plaza.

(4)	The elements of "Washington, DC" EBITDA are summarized below.

		For the Year Ended December 31,
	(Amounts in thousands)	2014	2013	2012
	Office, excluding the Skyline Properties (a)	$266,859	$268,373	$449,448
	Skyline properties	27,150	29,499	40,037
	Total Office	294,009	297,872	489,485
	Residential	41,581	43,351	42,927
	Total Washington, DC	$335,590	$341,223	$532,412

	(a)	2012 includes $163,367 of net gains on sale of real estate.

VORNADO REALTY TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

25.    Segment Information – continued

	Notes to preceding tabular information:

(5)	The elements of "other" EBITDA from continuing operations are summarized below.

	(Amounts in thousands)	For the Year Ended December 31,
		2014	2013	2012
	Our share of Real Estate Fund:
	Income before net realized/unrealized gains	$8,056	$7,752	$6,385
	Net realized/unrealized gains on investments	37,535	23,489	13,840
	Carried interest	24,715	18,230	4,379
	Total	70,306	49,471	24,604
	Our share of Toys "R" Us	103,632	(12,081)	281,289
	The Mart and trade shows	79,636	74,270	62,470
	555 California Street	48,844	42,667	46,167
	India real estate ventures	6,434	5,841	3,654
	LNR(a)	-	20,443	75,202
	Lexington(b)	-	6,931	32,595
	Other investments	26,586	28,505	25,103
		335,438	216,047	551,084
	Corporate general and administrative expenses(c)	(94,929)	(94,904)	(89,082)
	Investment income and other, net(c)	31,665	46,525	45,563
	Urban Edge Properties and residual retail properties discontinued operations(d)	235,989	531,493	201,035
	Acquisition and transaction related costs, and impairment losses	(16,392)	(24,857)	(17,386)
	Net gain on sale of marketable securities, land parcels and residential
	condominiums	13,568	56,868	4,856
	Our share of debt satisfaction gains and net gains on sale of real estate
	of partially owned entities	13,000	-	-
	Suffolk Downs impairment loss and loan reserve	(10,263)	-	-
	Our share of impairment losses of partially owned entities	(5,771)	-	(4,936)
	Losses from the disposition of investment in J.C. Penney	-	(127,888)	(300,752)
	Severance costs (primarily reduction in force at the Mart)	-	(5,492)	(3,005)
	Purchase price fair value adjustment and accelerated amortization of
	discount on investment in subordinated debt of Independence Plaza	-	-	105,366
	The Mart discontinued operations	-	-	93,588
	Net gain resulting from Lexington's stock issuance and asset acquisition	-	-	28,763
	Net income attributable to noncontrolling interests in the Operating Partnership	(47,563)	(23,659)	(35,327)
	Preferred unit distributions of the Operating Partnership	(50)	(1,158)	(9,936)
		$454,692	$572,975	$569,831

	(a)		On April 19, 2013, LNR was sold.

	(b)

In the first quarter of 2013, we began accounting for our investment in Lexington as a marketable equity security - available for sale. This investment was previously accounted for under the equity method (see page 18 for details).

	(c)

The amounts in these captions (for this table only) exclude income/expense from the mark-to-market of our deferred compensation plan of $11,557, $10,636 and $6,809 for the years ended December 31, 2014, 2013 and 2012, respectively.

	(d)		The year ended December 31, 2014, includes $14,956 of transaction costs related to the spin-off of our strip shopping centers and malls.